Exhibit 4.2
FIRST AMENDMENT AND WAIVER
THIS FIRST AMENDMENT AND WAIVER (this “Amendment”) dated as of June 30, 2011 is entered into among REGAL-BELOIT CORPORATION (the “Company”), various financial institutions and BANK OF AMERICA, N.A., as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the Company, various financial institutions (the “Banks”) and the Administrative Agent are parties to a Term Loan Agreement dated as of June 16, 2008 (the “Loan Agreement”; capitalized terms used but not defined herein have the respective meanings given to them in the Loan Agreement); and
WHEREAS, the parties hereto desire to (a) amend the Loan Agreement to conform certain provisions thereof to the provisions of a revolving credit facility that the Company is entering into concurrently with this Amendment and (b) waive certain defaults under the Loan Agreement, as more fully set forth herein;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO LOAN AGREEMENT. Effective on the Amendment Effective Date (as defined below), the Loan Agreement is amended in its entirety to read as set forth on the attached Exhibit A.
SECTION 2. WAIVER. Subject to the conditions precedent set forth in Section 4, the Required Banks waive any Event of Default resulting from the Company’s failure to comply with Section 10.17 of the Loan Agreement, as in effect prior to the effectiveness of this Amendment.
SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks and the Administrative Agent on the date hereof that:
3.1 Authorization; No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Loan Agreement as amended hereby (as so amended, the “Amended Loan Agreement”) are within the corporate powers of the Company, have been duly authorized by all necessary corporate action on the part of the Company (including any necessary shareholder action), have received all necessary governmental and other third-party approvals (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency that is binding on the Company or any other Loan Party, (b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of the Company or any other Loan Party or (c) contravene or conflict with, or result in a Lien under, any material agreement, indenture, instrument or other document that is binding on the Company or any other Loan Party.

3.2 Validity and Binding Nature. This Amendment has been duly executed and delivered by the Company, and this Amendment and the Amended Loan Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
3.3 Reaffirmation of Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in Section 9 of the Amended Loan Agreement are true and correct in all material respects on the date of this Amendment (except to the extent stated to relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).
SECTION 4. CONDITIONS PRECEDENT. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent has received the following:
4.1 Counterparts. Executed counterparts of this Amendment from the Company and the Banks.
4.2 Confirmation. A confirmation, substantially in the form of Exhibit B hereto, executed by each Loan Party.
4.3 Fees and Expenses. Evidence that the Company has paid all accrued and invoiced fees and expenses of the Administrative Agent (including reasonable attorneys’ fees and charges), to the extent previously billed.
4.4 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance of this Amendment and the Amended Loan Agreement;
4.5 Joinder. Evidence that each of Unico, Inc., Jakel Motors Incorporated, Morrill Electric Inc., Regal Beloit Logistics, LLC, RBC Power Electronics, Inc., RBC Holding LLC and Ramu Inc. has executed and delivered all documents necessary to become Subsidiary Guarantors.
4.6 Opinion. An opinion of legal counsel to the Company, in form and substance reasonably acceptable to the Administrative Agent.
4.7 Miscellaneous. Such other documents as the Administrative Agent may reasonably request.

SECTION 5. Miscellaneous.
5.1 Expenses. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including reasonable and documented fees, charges and expenses of counsel for the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 4.1 shall survive any termination of this Amendment and the Amended Loan Agreement.
5.2 Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
5.3 Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
5.4 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. A counterpart hereof (or a signature page hereto) delivered by facsimile or in .pdf or similar electronic format shall be effective as an original.
5.5 References to Loan Agreement. Except as herein amended, the Loan Agreement shall remain in full force and effect and is hereby ratified in all respects. After the effectiveness of this Amendment, each reference in the Amended Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Loan Agreement in any Loan Document and in any other agreement, document or other instrument executed and delivered pursuant to the Loan Agreement, shall mean and be a reference to the Amended Loan Agreement.
5.6 Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties hereto and the successors and assigns of the Administrative Agent and the Banks.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

REGAL-BELOIT CORPORATION
By:	/s/ Chuck A. Hinrichs
	Name:	Chuck A. Hinrichs
	Title:	Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Linda Lov
	Name:	Linda Lov
	Title:	AVP

BANK OF AMERICA, N.A., as a Bank
By:	/s/ Steven K. Kessler
	Name:	Steven K. Kessler
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Bank
By:	/s/ Dana J. Moran
	Name:	Dana J. Moran
	Title:	Vice President

U.S. BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Bank
By:	/s/ Caroline V. Krider
	Name:	Caroline V. Krider
	Title:	Senior Vice President and Lender

WELLS FARGO BANK, N.A., as Documentation Agent and a Bank
By:	/s/ Julia Voss
	Name:	Julia Voss
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK
By:	/s/ Shuji Yabe
	Name:	Shuji Yabe
	Title:	General Manager

M&I MARSHALL & ILSLEY BANK
By:	/s/ James R. Miller
	Name:	James R. Miller
	Title:	SVP

By:	/s/ Kathleen T. Coleman
	Name:	Kathleen T. Coleman
	Title:	VP

THE NORTHERN TRUST COMPANY
By:	/s/ Roger McDougal
	Name:	Roger McDougal
	Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION
By:	/s/ Lewis Fisher
	Name:	Lewis Fisher
	Title:	Senior Vice President

EXHIBIT A
[See Attached]

Unpublished CUSIP Number: [_________]
TERM LOAN AGREEMENT
dated as of June 16, 2008
among
REGAL-BELOIT CORPORATION,
VARIOUS FINANCIAL INSTITUTIONS,
U.S. BANK, NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Co-Documentation Agents,
JPMORGAN CHASE BANK, N.A.
as Syndication Agent
and
BANK OF AMERICA, N.A.,
as Administrative Agent,
J.P. MORGAN SECURITIES LLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
Co-Lead Arrangers and Joint Book Managers

SCHEDULES

SCHEDULE 1.1	Pricing Schedule
SCHEDULE 2.1	Commitments and Percentages
SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Significant Subsidiaries
SCHEDULE 9.13	Environmental Matters
SCHEDULE 10.7	Existing Debt
SCHEDULE 10.8	Existing Liens
SCHEDULE 10.9	Existing Partnership and Joint Venture Investments
SCHEDULE 14.3	Addresses for Notices
EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Subsidiary Guaranty (Section 1)
EXHIBIT D	Form of Assignment Agreement (Section 14.8)
EXHIBIT E	Form of Increase Request (Section 6.1.2)

TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT dated as of June 16, 2008 (this “Agreement”) is among REGAL-BELOIT CORPORATION, a Wisconsin corporation (the “Company”), various financial institutions (together with their respective successors and assigns, the “Banks”), BANK OF AMERICA, N.A. (in its individual capacity, “Bank of America”), as administrative agent, and JPMORGAN CHASE BANK, N.A., as syndication agent.
WHEREAS, subject to the terms and conditions set forth herein, the Banks have agreed to make term loans to the Company in an aggregate principal amount up to $165,000,000.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1. DEFINITIONS.

1.1 Definitions. When used herein the following terms shall have the following meanings:
2007 Note Purchase Agreement means the Note Purchase Agreement dated as of August 23, 2007 among the Company and the purchasers of notes issued pursuant thereto.
2011 Note Purchase Agreement means the Note Purchase Agreement, substantially in the form of the most recent draft delivered to the Administrative Agent prior to the First Amendment Effective Date, expected to be entered into during Fiscal Year 2011 by the Company and various purchasers of notes.
Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that the Company or a Subsidiary is the surviving entity.
Administrative Agent means Bank of America in its capacity as administrative agent for the Banks hereunder and any successor thereto in such capacity.
Administrative Questionnaire means an administrative questionnaire substantially in a form supplied by the Administrative Agent.
Affected Bank means any Bank (a) that is a Non-Consenting Bank or (b) that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 7.7 or 8.1 or (ii) the occurrence of any circumstances of the nature described in Section 8.2 or 8.3.

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Affiliate of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.
Agent-Related Persons means the Administrative Agent and any successor administrative agent arising under Section 13.8, and the Related Parties of the foregoing.
Agreement — see the Preamble.
Approved Fund means any Person (other than a natural person) that (a) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.
Assignee — see Section 14.8.1.
Assignment Agreement — see Section 14.8.1.
Bank — see the Preamble.
Bank of America — see the Preamble.
Base Rate means at any time a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus 0.5%, (b) the Prime Rate and (c) the Eurodollar Rate for a Eurodollar Loan with a one month Interest Period commencing on such day (or, if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.
Base Rate Tranche — see Section 2.2.
Borrower Materials — see Section 10.1.
Business Day means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Chicago, Illinois or Charlotte, North Carolina and, if such day relates to a Eurodollar Tranche, means any such day on which dealings in Dollar deposits are carried on in the applicable interbank eurodollar market.
Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or (b) any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (c) compliance by any Bank (or any Eurodollar Office of such Bank) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or

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comparable agency made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith by any Governmental Authority and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
Closing Date — see Section 11.1
Code means the Internal Revenue Code of 1986.
Commitment means, as to any Bank, such Bank’s commitment to make a Loan hereunder. The amount of the Commitment of each Bank as in effect on the date of this Agreement is set forth opposite such Bank’s name on Schedule 2.1.
Commitment Amount means $165,000,000, as such amount may be reduced from time to time pursuant to Section 6 or 12.
Company — see the Preamble.
Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.
Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, excluding, to the extent included in such net income (or loss) for such period, (a) any extraordinary gains or losses, (b) non-recurring or unusual losses, charges or expenses arising out of any Acquisition or disposition permitted hereunder consummated on or after the First Amendment Effective Date to the extent described in reasonable detail in the compliance certificate delivered pursuant to Section 10.1.3 for such period (and first so described in such a compliance certificate delivered within 12 months after the date of such Acquisition or disposition), in an aggregate amount not exceeding $17,500,000, (c) up to $5,000,000 of other non-recurring or unusual losses, charges or expenses, but only to the extent incurred after the First Amendment Effective Date and described in reasonable detail in the compliance certificate delivered pursuant to Section 10.1.3 for such period, and (d) the amount of “net income attributable to noncontrolling interests, net of tax” (as such term is used in the Company’s financial statements referred to in Section 9.4).
Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

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Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade and similar accounts payable and accrued expenses in the ordinary course of business and (ii) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness and the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, under letters of credit (whether or not drawn), excluding trade letters of credit, and banker’s acceptances issued for the account of such Person, (f) all Securitization Obligations of such Person, to the extent such obligations would be required to be included on the consolidated balance sheet of the Company in accordance with GAAP, (g) the net obligations of such Person under Hedging Agreements, (h) all Suretyship Liabilities of such Person with respect to obligations of the type described in any of the foregoing clauses (a) through (g) and (i) all Debt of any partnership in which such Person is a general partner. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. If any of the foregoing Debt is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Debt shall be equal to the lesser of the amount of such Debt and the fair market value of such asset or assets at the date for determination of the amount of such Debt. The amount of Debt of the Company and its Subsidiaries hereunder shall be calculated without duplication of Suretyship Liabilities of the Company or any Subsidiary in respect thereof. “Debt” shall not include (1) indebtedness owing to the Company by any Subsidiary or indebtedness owing to any Subsidiary by the Company or another Subsidiary, (2) any customary earnout or holdback in connection with Acquisitions permitted hereunder, (3) any obligations of the Company or its Subsidiaries in respect of customer advances received and held in the ordinary course of business or (4) performance bonds or performance guaranties (or bank guaranties or letters of credit in lieu thereof) entered into in the ordinary course of business.
Designated Debt means “Debt” as defined in the Note Purchase Agreement.
Dollar and the sign “$” mean lawful money of the United States of America.
Domestic Subsidiary means a Subsidiary organized under the laws of (a) the United States or any political subdivision thereof, or any agency, department or instrumentality thereof, or (b) any state of the United States.
EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income but without duplication, Interest Expense, interest or similar costs and expenses relating to Permitted Securitizations, taxes on or measured by income, depreciation and amortization and other non-cash charges for such period, minus, to the extent included in determining such Consolidated Net Income, non-cash income for such period; provided that EBITDA for each relevant period shall be calculated giving effect on a pro forma basis to Acquisitions and dispositions consummated during such period (assuming, for purposes of such pro forma calculation, that the consummation of (i) each such Acquisition occurred on the first day of such period and (ii) each such disposition occurred on the last day of the previous period).

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Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.
Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed and enforceable duties, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental matters.
ERISA means the Employee Retirement Income Security Act of 1974.
Eurocurrency Reserve Percentage means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Bank, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Tranche shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
Eurodollar Margin — see Schedule 1.1.
Eurodollar Office means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Tranches of such Bank hereunder or, if applicable, such other office or offices through which such Bank determines the Eurodollar Rate. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.
Eurodollar Rate means, (a) for any Interest Period with respect to a Eurodollar Tranche, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars (for delivery on the first day of such Interest Period) in immediately available funds in the approximate amount of the Eurodollar Tranche being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

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(b) for any interest calculation with respect to a Base Rate Tranche on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m. (London time) two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in immediately available funds in the approximate amount of the Base Rate Tranche being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank market at their request at the date and time of determination.
Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Tranche for any Interest Period, a rate per annum determined pursuant to the following formula:

Eurodollar Rate (Reserve Adjusted)	=	Eurodollar Rate 1- Eurocurrency Reserve Percentage
Eurodollar Tranche — see Section 2.2.
Event of Default means any of the events described in Section 12.1.
Excluded Subsidiary means each Securitization Subsidiary and each other Subsidiary having assets with a value of less than $1,000,000.
Executive Officer means the chief financial officer, the chief executive officer, the president or any vice president of the Company.
Exemption Representation — see Section 7.7.
FATCA means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof; provided that “FATCA” shall also include any amendments to Sections 1471 through 1474 of the Code that are substantively comparable, but only if the requirements in such amended version for avoiding the withholding are not materially more onerous than the requirements in the current version.
Federal Funds Rate means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
First Amendment Effective Date means June 30, 2011.
Fiscal Quarter means a fiscal quarter of a Fiscal Year.

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Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 52- or 53-week fiscal year ending on the Saturday closest to December 31 of each year or, at the Company’s election, the calendar year (so long as such election is consistent with the Company’s filings with the SEC).
Foreign Subsidiary means each Subsidiary of the Company other than any Domestic Subsidiary.
FRB means the Board of Governors of the Federal Reserve System or any successor thereto.
Funded Debt means all Debt of the Company and its Subsidiaries, excluding (i) contingent obligations in respect of undrawn letters of credit, bank guarantees and banker’s acceptances and Suretyship Liabilities in respect of obligations not constituting Debt, (ii) Hedging Obligations, (iii) Securitization Obligations to the extent such obligations would not be required to be included on the consolidated balance sheet of the Company in accordance with GAAP and (iv) obligations to pay the deferred purchase price of services.
Funded Debt to EBITDA Ratio means, for any Computation Period, the ratio of (i) Funded Debt as of the last day of such Computation Period to (ii) EBITDA for such Computation Period.
GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided that, with respect to the financial statements of Foreign Subsidiaries (except to the extent included in the consolidated financial statements of the Company), “GAAP” shall mean the generally accepted accounting principles in the relevant foreign jurisdiction which are set forth from time to time in the opinions and pronouncements of the applicable accounting standards board (or similar agency) of such foreign jurisdiction which are applicable to the circumstances as of the date of determination.
Governmental Authority means (a) any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and (b) the National Association of Insurance Commissioners.
Group — see Section 2.2.
Hazardous Substances means any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substance as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste.

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Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices.
Hedging Obligations means, with respect to any Person, all liabilities of such Person under Hedging Agreements.
Intercreditor Agreement means the Intercreditor Agreement dated as of August 23, 2007 among various creditors of the Company and its Subsidiaries (including the Banks) and Bank of America, N.A., as Designated Agent.
Interest Coverage Ratio means, for any Computation Period, the ratio of (a) EBITDA for such Computation Period to (b) Interest Expense for such Computation Period.
Interest Expense means, for any Computation Period, the consolidated interest expense of the Company and its Subsidiaries for such Computation Period.
Interest Period means, for any Eurodollar Group, the period commencing on the Closing Date (if applicable), or on the date that such Group is continued as, or converted into, a Eurodollar Tranche and ending on the date one, two, three or six months thereafter (or such other period as the Company may request and all Banks may agree) as selected by the Company pursuant to Section 2.3 or 2.4; provided that:
(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii) the Company may not select any Interest Period that would extend beyond the scheduled Maturity Date.
IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.
Lead Arrangers means J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated in their capacities as the co-arrangers of, and joint book managers for, the facilities hereunder.
Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise, excluding the interest of a lessor under an operating lease.

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Loan — see Section 2.1.
Loan Document means this Agreement, the Notes and the Subsidiary Guaranty.
Loan Parties means the Company and the Subsidiary Guarantors, and Loan Party means any of them.
Margin Stock means any “margin stock” as defined in Regulation U of the FRB.
Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any other Loan Party of any Loan Document.
Maturity Date means the earlier to occur of (a) June 16, 2013 and (b) such other date on which the obligations of the Company hereunder become due and payable accordance with Section 12.01.
Moody’s means Moody’s Investors Service, Inc. and any successor thereto.
Multiemployer Pension Plan means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which the Company or any member of the Controlled Group may have any liability.
Net Cash Proceeds means, with respect to any sale of assets, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any other Loan Party pursuant to such sale, net of (a) the direct costs relating to such sale (including sales commissions and legal, accounting and investment banking fees), (b) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) the amount of any reserve established in accordance with GAAP in respect of (i) the sale price of the asset subject to such sale or (ii) liabilities associated with such asset that are retained by the Company or such other Loan Party and (d) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such sale.

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Non-Consenting Bank — see Section 14.1.
Note — see Section 3.1.
Note Purchase Agreement means (a) the 2007 Note Purchase Agreement, (b) the 2011 Note Purchase Agreement and (c) any other Note Purchase Agreement (as defined in the Intercreditor Agreement) entered into after the First Amendment Effective Date.
Participant — see Section 14.8.2.
PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
Percentage means, as to any Bank, the percentage that (a) the Commitment of such Bank (or, after termination of the Commitments, the principal amount of such Bank’s Loan) is of (b) the aggregate amount of the Commitments (or after termination of the Commitments, the aggregate principal amount of all Loans. The Percentage of each Bank as in effect on the date of this Agreement is set forth opposite such Bank’s name on Schedule 2.1.
Permitted Acquisition means any Acquisition by the Company or a Subsidiary which satisfies each of the following requirements: (a) no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, such Acquisition; (b) the Person to be acquired is in, or the assets to be acquired are for use in, the same or a similar line of business as the Company and its Subsidiaries or a reasonable extension thereof; (c) if the aggregate consideration to be paid by the Company and its Subsidiaries in connection with such Acquisition (including Debt assumed, but excluding capital stock of the Company or any Subsidiary) exceeds $150,000,000, the Company shall have delivered to the Administrative Agent a certificate demonstrating that, after giving effect to such Acquisition, the Company will be in pro forma compliance with the covenants in Section 10.6; and (d) in the case of the Acquisition of a Person, the Board of Directors (or equivalent governing body) of the Person being acquired shall have approved such Acquisition.
Permitted Securitization means any program providing for (a) the direct or indirect sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of capitalized leases) and related rights of the Company or any Subsidiary in transactions intended to constitute (and opined by nationally-recognized outside legal counsel in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, contributed and/or transferred, whether in the form of secured loans or the acquisition of undivided interests in such assets.

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Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or other entity, whether acting in an individual, fiduciary or other capacity.
Plan Asset Regulation means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as modified by Section 3(42) of ERISA.
Plan Assets means “plan assets” as defined in the Plan Asset Regulation.
Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”. (The “prime rate” is a rate set by Bank of America based upon various factors, including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
Public Bank — see Section 10.1.
Related Parties means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents and advisors of such Person and of such Person’s Affiliates.
Required Banks means Banks having combined Percentages of more than 50%.
S&P means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
SEC means the Securities and Exchange Commission.
Securitization Obligations means the aggregate investment or claim (as opposed to the value of the underlying assets subject to the applicable Permitted Securitization) held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, accounts receivable, general intangibles, chattel paper or other financial assets (including rights in respect of capitalized leases) and related rights of the Company or any Subsidiary in connection with Permitted Securitizations.
Securitization Subsidiary means a special purpose, bankruptcy remote, directly or indirectly wholly-owned Subsidiary of the Company that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, contribution, transfer, sale and financing of assets and related rights in connection with and pursuant to one or more Permitted Securitizations.
Senior Notes means any note issued pursuant to a Note Purchase Agreement.
Significant Subsidiary means, at any time, any Subsidiary having (a) assets (after intercompany eliminations) with a value not less than 10% of the total value of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or (b) revenues (after elimination of intercompany revenues) not less than 10% of the consolidated revenues of the Company and its Subsidiaries, taken as a whole, in each case for, or as of the end of, the most recently ended Computation Period, as the case may be.

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Subordinated Debt means any Debt of the Company or any Subsidiary that (a) is subordinated to the obligations of the Company and its Subsidiaries under the Loan Documents in a manner approved in writing by the Required Banks and (b) has (i) no amortization prior to the date that is at least 91 days after the scheduled Maturity Date, (ii) financial covenants and events of default (and related definitions) that are acceptable to the Required Banks and (iii) no limitation on senior Debt (or any guaranty thereof) that is unacceptable to the Required Banks.
Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.
Subsidiary Guarantor means, at any time, each Subsidiary that has executed a counterpart of the Subsidiary Guaranty at or prior to such time (or is required to execute a counterpart of the Subsidiary Guaranty at such time), excluding any such Person which has been released from its obligations under the Subsidiary Guaranty in accordance with the terms hereof.
Subsidiary Guaranty means, collectively, the guaranty substantially in the form of Exhibit C issued by the Subsidiary Guarantors.
Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Suretyship Liability is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of such Suretyship Liability.
Swap Termination Value means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Bank or any Affiliate of a Bank).

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Syndication Agent means JPMorgan Chase Bank, N.A. in its capacity as the sole and exclusive syndication agent for the facility hereunder.
Taxes — see Section 7.7.
Tranche — see Section 2.2.
Type of Tranche means the characterization of a Tranche as a Base Rate Tranche or a Eurodollar Tranche.
Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
1.2 Other Interpretive Provisions. (1) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c) (a) The term “including” is not limiting and means “including without limitation.”
(ii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”
(d) Unless otherwise expressly provided herein, (i) references in any Loan Document to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references in any Loan Document to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation and (iii) references in any Loan Document to any Person shall be construed to include such Person’s successors and assigns, subject to any restriction upon assignment contained in any Loan Document.
(e) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are independent and each shall be performed in accordance with its terms.
(f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Banks and the other parties hereto and thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Banks merely because of the Administrative Agent’s or the Banks’ involvement in their preparation.

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(g) Unless otherwise expressly provided herein, any reference to a particular time means such time in Chicago, Illinois.
(h) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that (i) notwithstanding any provision of any Loan Document to the contrary, for purposes of this Agreement and each other Loan Document (other than covenants to deliver financial statements), the determination of whether a lease constitutes a capital lease or an operating lease and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense in the lessee’s financial statements shall be determined under generally accepted accounting principles in the United States as of the First Amendment Effective Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter and (ii) if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Section 10 for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.
SECTION 2. COMMITMENTS OF THE BANKS; BORROWING AND CONVERSION PROCEDURES;.
2.1 Amount and Terms of Commitments. On and subject to the terms and conditions of this Agreement, each Bank, severally and for itself alone, agrees to make a loan to the Company (each such loan, a “Loan”) on the Closing Date in the amount of such Bank’s Percentage of the aggregate amount of all Loans requested by the Company. Amounts borrowed under this Section 2.1 that are repaid or prepaid by the Company may not be reborrowed.
2.2 Tranches and Groups of Loans. Each Bank’s Loan may be divided into tranches (each a “Tranche”) that bear interest based upon the Base Rate (a “Base Rate Tranche”) or the Eurodollar Rate for a particular Interest Period (a “Eurodollar Tranche”). Tranches of the same Type and, in the case of Eurodollar Tranches, having the same Interest Period are sometimes called “Groups”. Multiple Groups may be outstanding at the same time; provided that (a) not more than three Eurodollar Groups shall be in effect at any time; (b) the aggregate principal amount of each Group shall be at least $5,000,000 or a higher integral multiple of $1,000,000; and (c) each Bank shall have a pro rata share (according to its Percentage) of each Group.

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2.3 Borrowing Procedure. The Company shall give written notice or telephonic notice (followed promptly by written confirmation thereof) to the Administrative Agent of the proposed Closing Date not later than (a) if any portion of the Loans initially is to be a Eurodollar Group, 10:00 a.m. at least two Business Days prior to the Closing Date, and (b) otherwise, 12:00 (noon) on the Closing Date. Such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable and shall specify (i) the proposed Closing Date (which shall be a Business Day), (ii) the aggregate amount of Loans requested, (iii) the type of Groups and, if more than one Group is requested, the principal amount of each Group and (iv) in the case of a Eurodollar Group, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Bank thereof. Not later than 2:00 p.m. on the Closing Date, each Bank shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds in the amount of such Bank’s Loan and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 11 have not been satisfied, the Administrative Agent shall promptly pay over the requested amount to the Company.
2.4 Conversion/Continuation Procedures. (2) The Company shall give written or telephonic (followed promptly by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into a Base Rate Group, 1:30 p.m. on the proposed date of such conversion; and (ii) in the case of a conversion into or continuation of a Eurodollar Group, 10:00 a.m. at least two Business Days prior to the proposed date of such conversion or continuation. Each such notice shall specify (A) the proposed date of conversion or continuation; (B) the Group (or, subject to subsection 2.2(b), the relevant portion thereof) to be converted or continued; (C) the Type of Group resulting from the proposed conversion or continuation; and (D) in the case of conversion into, or continuation of, a Eurodollar Group, the duration of the requested Interest Period therefor.
(b) If the Company fails to give timely notice of the continuation of a Eurodollar Group, then the Company shall be deemed to have elected to continue such Eurodollar Loan with a one-month Interest Period effective on the last day of the applicable Interest Period therefor.
(c) The Administrative Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this Section 2.4 or, if no timely notice is provided by the Company, of the details of any automatic continuation.
(d) Unless the Required Banks otherwise consent, during the existence of an Event of Default or an Unmatured Event of Default, the Company may not elect to convert any Base Rate Group into a Eurodollar Group or to continue any Eurodollar Group for a new Interest Period.
2.5 Commitments Several. The failure of any Bank to make its Loan on the Closing Date shall not relieve any other Bank of its obligation (if any) to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank.
2.6 Additional Loans. So long as no Event of Default or Unmatured Event of Default exists or would result therefrom, any Bank may increase the amount of its Loan by making an additional advance to the Company (it being understood that no Bank shall have any obligation to make any such additional advance) or any other Person may make a loan to the Company hereunder (any such additional advance by an existing Bank or loan by a Person that is not a Bank, an “Additional Loan”); provided that (a) no Person

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shall be added as a party hereto without the written consent of the Administrative Agent and the Lead Arrangers (which consents shall not be unreasonably withheld); (b) in no event shall the aggregate amount of all Additional Loans pursuant to this Section 2.6 exceed $75,000,000; and (c) the aggregate amount of all Additional Loans made on any date shall not be less that $15,000,000. Any Additional Loan shall be made three Business Days (or such other period of time as may be agreed upon by the Company, the Administrative Agent and the Bank or other Persons making such Additional Loan) after the date on which the Administrative Agent has (i) received evidence that the Board of Directors of the Company has authorized the borrowing of such Additional Loan and (ii) received and accepted a letter in the form of Annex I to Exhibit E (in the case of an Additional Loan to be made by a Bank) or Annex II to Exhibit E-2 (in the case of an Additional Loan to be made by a Person that will become a Bank upon the making of such Loan). Any Additional Loan shall be pari passu in all respects with the original Loans made hereunder. The Administrative Agent shall promptly notify the Banks of the making of any Additional Loan pursuant to this Section 2.6 and of the Percentage of each Bank after giving effect thereto. The Company acknowledges that, in order to maintain Groups in accordance with each Bank’s Percentage, the making of Additional Loans may require conversion of portions of one or more Groups of Eurodollar Tranches on the date of the making of such Additional Loans (and any such conversion shall be subject to the provisions of Section 8.4).
SECTION 3. REPAYMENT; EVIDENCE OF DEBT.
3.1 Repayment. Each Loan shall be paid in full on or before the Maturity Date.
3.2 Bank Records. The Loan made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing hereunder or under any other Loan Document. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Administrative Agent, the Company shall execute and deliver to such Bank (through the Administrative Agent) a promissory note substantially in the form of Exhibit A (“Note”), which shall evidence such Bank’s Loan in addition to such accounts or records. Each Bank may attach schedules to its Note and endorse thereon the date and amount of its Loan and payments with respect thereto.
SECTION 4. INTEREST.
4.1 Interest on Loans. The Company promises to pay interest on the unpaid principal amount of each Loan made to it for the period commencing on the date such Loan is made until such Loan is paid in full as follows:
(a) with respect to any portion of such Loan that is part of a Base Rate Tranche, at a rate per annum equal to the Base Rate from time to time in effect; and

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(b) with respect to any portion of such Loan that is part of a Eurodollar Tranche, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect;
provided that, upon the written request of the Required Banks during the existence of an Event of Default, the interest rate applicable to all Loans shall be increased by 2% per annum.
4.2 Interest Payment Dates. Accrued interest on each Base Rate Tranche shall be payable in arrears on the last Business Day of each calendar quarter and at maturity. Accrued interest on each Eurodollar Tranche shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Tranche with an Interest Period of six months or longer, on each three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.
4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, which shall give notice thereof to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate hereunder.
4.4 Computation of Interest. All determinations of interest for Base Rate Tranches when the Base Rate is determined by the Prime Rate shall be made for the actual number of days elapsed on the basis of a year of 365 or 366 days, as the case may be. All other determinations of interest shall be made for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Tranche shall change simultaneously with each change in the Base Rate.
SECTION 5. FEES.
5.1 Up-Front Fees. The Company agrees to pay to the Administrative Agent for the account of the Banks such up-front and funding fees as are mutually agreed to by the Company and the Banks.
5.2 Administrative Agent’s and Lead Arranger’s Fees. The Company agrees to pay to (a) the Administrative Agent such fees as are mutually agreed to from time to time by the Company and the Administrative Agent and (b) the Lead Arrangers such fees as are mutually agreed to from time to time by the Company and the Lead Arrangers.
SECTION 6. REDUCTIONS IN COMMITMENT AMOUNT; PREPAYMENTS.
6.1 Voluntary Reduction or Termination of the Commitments. The Company may at any time prior to the making of the Loans, on at least two Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Bank thereof), permanently reduce the Commitment Amount by an amount not less than $10,000,000 or a higher integral multiple of $1,000,000. Once reduced pursuant to this Section, no Commitment may be increased. All reductions of the Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Percentages.

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6.2 Mandatory Termination of the Commitments. The Commitments will automatically reduce to zero after the making of the Loans on the Closing Date.
6.3 Prepayments. The Company may from time to time prepay Loans in whole or in part, without premium or penalty, provided that the Company shall give the Administrative Agent (which shall promptly advise each Bank) notice thereof not later than (a) 2:30 p.m. on the date of such prepayment (which shall be a Business Day), in the case of Base Rate Tranches, and (b) two Business Days prior to the date of such prepayment, in the case of Eurodollar Tranches, in each case specifying the Tranches to be prepaid and the date and amount of prepayment. Subject to Section 2.2, each partial prepayment of a Loan shall be in an integral multiple of $1,000,000. Prepayments of Loans shall be applied pro rata to the Loans of all Banks in accordance with their Percentages. Any prepayment of a Eurodollar Tranche on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Each notice of prepayment under this Section 3 shall be irrevocable; provided that a notice delivered by the Company of the prepayment of Loans in full may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
SECTION 7. MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.
7.1 Making of Payments. All payments of principal of or interest on the Loans shall be made by the Company to the Administrative Agent at its principal office in Chicago in immediately available funds, in Dollars and without set-off, counterclaim or deduction of any kind, not later than noon on the date due, and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Bank its share (if any) of all such payments received in collected funds by the Administrative Agent. All payments under Section 8.1 shall be made by the Company directly to the Bank entitled thereto.
7.2 Application of Certain Payments. Each payment of principal shall be applied as the Company shall direct by notice to be received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, first, to repay Base Rate Tranches and then, to repay Eurodollar Tranches, with those Eurodollar Tranches having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. Concurrently with each remittance to any Bank of its share of any such payment, the Administrative Agent shall advise such Bank as to the application of such payment.
7.3 Due Date Extension or Reduction. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a payment of interest on a Eurodollar Tranche, the result of such extension would be to extend the due date for such payment into another calendar month, in which case such due date shall be the immediately preceding Business Day) and any extension or reduction of time shall be reflected in computing interest and fees.

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7.4 Failure to Make Payments. Unless the Company has notified the Administrative Agent, prior to the date any payment to be made by it is due, that it does not intend to remit such payment, the Administrative Agent may, in its sole and absolute discretion, assume that the Company has timely remitted such payment and may, in its sole and absolute discretion and in reliance thereon, make available such payment to the Person entitled thereto. If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.
7.5 Setoff. The Company agrees that the Administrative Agent and each Bank have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent, each Bank and, to the extent permitted by applicable law, any Affiliate thereof, may apply to the payment of any obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent, such Bank or such Affiliate. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank or such Affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application.
7.6 Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or in connection with an assignment or participation pursuant to Section 14.8, or any other payment or recovery made on a non-ratable basis pursuant to the express provisions of this Agreement or any other Loan Document) on account of principal of or interest on its Loan in excess of its pro rata share (or other share specified hereunder or under any other applicable Loan Document) of payments and other recoveries obtained by all Banks on account of principal of and interest on Loans (or such participations) then held by them, such Bank shall purchase from the other Banks such participation in the Loans held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.
7.7 Taxes. (a) All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Bank’s net income or receipts and any United States withholding taxes imposed by FATCA (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:
(i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

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(ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and
(iii) (except to the extent such withholding or deduction would not be required if such Bank’s Exemption Representation were true) pay to the Administrative Agent for the account of the Banks such additional amount or amounts as are necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.
Moreover, if any Taxes are directly asserted against the Administrative Agent or any Bank with respect to any payment received by the Administrative Agent or such Bank hereunder, the Administrative Agent or such Bank may pay such Taxes and the Company will (except to the extent such Taxes are payable by a Bank and would not have been payable if such Bank’s Exemption Representation were true), promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.
(b) If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 7.7, a distribution hereunder by the Administrative Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.
(c) Each Bank represents and warrants (such Bank’s “Exemption Representation”) to the Company and the Administrative Agent that, as of the date of this Agreement (or, in the case of an Assignee, the date it becomes a party hereto), it is entitled to receive payments hereunder without any deduction or withholding for or on account of any Taxes imposed by the United States of America or any political subdivision or taxing authority thereof.
(d) Upon the request from time to time of the Company or the Administrative Agent, each Bank that is organized under the laws of a jurisdiction other than the United States of America shall execute and deliver to the Company and the Administrative Agent one or more (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Bank is exempt from withholding or deduction of Taxes. Without limiting the foregoing, if a payment made to a Bank under a Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the

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Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Comapny or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for such Person to comply with its obligations under FATCA, to determine that such Bank has or has not complied with its obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7.7(d), “FATCA” shall include any amendments made to FATCA after the First Amendment Effective Date, whether or not such amendments are included in the definition set forth in Section 1. Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(e) If, and to the extent that, any Bank shall obtain a credit or other tax benefit with respect to any Taxes indemnified or paid by the Company pursuant to this Section 7.7, such Bank agrees to promptly notify the Company thereof and thereupon to use reasonable efforts to provide the Company the benefit of such credit or other tax benefit.
(f) Each Bank shall, promptly upon request by the Company, deliver to the Company copies of all completed and executed forms reasonably deemed necessary by the Company in connection with the payment of amounts demanded by such Bank pursuant to the foregoing clause (a).
SECTION 8. INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR TRANCHES.
8.1 Increased Costs. (a) If any Change in Law:
(i) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to any portion of its Loan being maintained as a Eurodollar Tranche, its Note or its obligation to make a Loan, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Tranche or any other amount due under this Agreement in respect of any Eurodollar Tranche Loans or its obligation to maintain portions of its Loan as Eurodollar Tranches (except for changes in the rate of tax on the overall net income of such Bank or its Eurodollar Office imposed by the jurisdiction in which such Bank’s principal executive office or Eurodollar Office is located); or
(ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or
(iii) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Loan or its Note or its obligation to maintain Eurodollar Tranches;

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and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the FRB, to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any portion of its Loan as part of a Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto (in each case after giving effect to any interest earned or to be earned on any reserve or special deposit of the type described in clause (ii) above), then within 10 Business Days after written demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent) to the Company, so long as such demand is substantially consistent with demands made by such Bank with similarly situated customers of such Bank under agreements having provisions similar to this Section 8.1(a), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such increased cost or such reduction.
(b) If any Bank shall reasonably determine that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Bank’s or its controlling Person’s capital as a consequence of such Bank’s obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such Change in Law (taking into consideration such Bank’s or such controlling Person’s policies with respect to capital adequacy) by an amount reasonably deemed by such Bank or such controlling Person to be material, then from time to time, within 10 Business Days after written demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent) to the Company, so long as such demand is substantially consistent with demands made by such Bank with similarly situated customers of such Bank under agreements having provisions similar to this Section 8.1(b), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.
8.2 Inability to Determine Rates, etc. If with respect to any Interest Period:
(a) the Administrative Agent determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or
(b) Banks having an aggregate Percentage of 40% or more advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to such Banks of maintaining or funding such Eurodollar Tranches for such Interest Period (taking into account any amount to which such Banks may be entitled under Section 8.1) or that the making or funding of Eurodollar Tranches has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;
then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Tranches, (ii) with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended and (iii) on the last day of the current Interest Period for each Eurodollar Tranche, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Tranche. The Administrative Agent shall promptly revoke any such notice at such time as the applicable circumstances shall no longer continue; provided that, in the case of any such notice made pursuant to clause (b) above, the Required Banks shall have consented to such revocation.

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8.3 Changes in Law Rendering Eurodollar Lending Unlawful. In the event that any change after the date hereof in (including the adoption of any new) applicable laws or regulations, or any change after the date hereof in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund any portion of its Loan based on the Eurodollar Rate, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, any portion of such Bank’s Loan that otherwise would be made or continued as, or converted into, a Eurodollar Tranche (and, beginning on such date as may be required by the relevant law, regulation or interpretation, each portion of such Bank’s Loan that is maintained as a Eurodollar Tranche) shall bear interest as if it were a Base Rate Tranche.
8.4 Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis in reasonable detail for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Tranche), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Tranche of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow the Loans, or to prepay or continue, or to convert into, a Eurodollar Tranche on a date specified therefor in a notice of borrowing, prepayment, continuation or conversion pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.
8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Tranche by causing a foreign branch or affiliate of such Bank to make the relevant portion of its Loan; provided that in such event for the purposes of this Agreement, such portion of such Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay the Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of the applicable Tranche, for the account of such branch or affiliate.
8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Tranche during each Interest Period for its Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

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8.7 Mitigation of Circumstances; Replacement or Removal of Affected Bank. (a) Each Bank shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank’s good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.7 or 8.1 or (ii) the occurrence of any circumstance of the nature described in Section 8.2 or 8.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, (x) each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank’s good faith judgment, be otherwise disadvantageous to such Bank; and (y) if any Bank fails to notify the Company of any event or circumstance which will entitle such Bank to compensation pursuant to Section 7.7 or 8.1 within 90 days after such Bank obtains knowledge (or reasonably should have obtained knowledge) of such event or circumstance, then such Bank shall not be entitled to compensation from the Company for any amount arising prior to the date which is 90 days before the date on which such Bank notifies the Company of such event or circumstance.
(b) At any time any Bank is an Affected Bank, the Company may replace such Affected Bank as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Administrative Agent (and upon notice from the Company such Affected Bank shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Loan, its Note and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loan (or portion thereof) so assigned, all accrued and unpaid interest thereon, any amounts payable under Section 8.4 as a result of such Bank receiving payment of any Eurodollar Tranche prior to the end of an Interest Period therefor and all other obligations then owed to such Affected Bank hereunder).
In addition to the foregoing, and notwithstanding any other provision of this Agreement to the contrary, if (i) a Bank demands any payment pursuant to Section 8.1(a) and/or Section 8.1(b) and (ii) the payment so demanded is disproportionately greater than the amount of compensation (if any) that the Company is generally obligated to pay to other Banks arising out of the same event or circumstance giving rise to such demand (a “Trigger Event”), then the Company may prepay the Loan of such Bank hereunder in full, provided that (w) no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such prepayment, (x) the Company concurrently prepays in full the Loans of each other Bank that has made a demand for payment under Section 8.1(a) and/or 8.1(b) that arises out of such Trigger Event and that is similarly disproportionate to the amount the Company is generally obligated to pay to other Banks arising out of such Trigger Event (together with such Bank, each a “Demanding Bank”), (y) the Administrative Agent shall have consented to all such prepayment(s) (such consent not to be unreasonably withheld or delayed, but may include consideration of the adequacy of the Company’s liquidity) and (z) each Demanding Bank has been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the Company may pay in connection with any such prepayment without making ratable payments to any other Bank (other than another Demanding Bank)). In no event shall the prepayment of a Demanding Bank’s Loan in full in accordance with this paragraph impair or otherwise affect the obligation of the Company to make the payments demanded by such Demanding Bank in accordance with Section 8.1(a) and/or Section 8.1(b).

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8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes and the termination of this Agreement.
SECTION 9. REPRESENTATIONS AND WARRANTIES.
To induce the Administrative Agent and the Banks to enter into this Agreement and to induce the Banks to make their Loans, the Company represents and warrants to the Administrative Agent and the Banks that:
9.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing (or equivalent status) under the laws of the State of Wisconsin; each Significant Subsidiary is duly organized, validly existing and in good standing (or equivalent status) under the laws of the state of its organization; and the Company and each Significant Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except to the extent the failure to be so qualified or in good standing (or equivalent status) could not reasonably be expected to have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it (except to the extent the failure to have such authority could not reasonably be expected to have a Material Adverse Effect).
9.2 Authorization; No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the borrowings hereunder are within the organizational powers of the Company and each Loan Party, have been duly authorized by all necessary organizational action on the part of such Loan Party (including any necessary shareholder, partner or member action), have received all necessary governmental and other third-party approvals (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company or any other Loan Party, (b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of the Company or any other Loan Party or (c) contravene or conflict with, or result in a Lien under, any material agreement, indenture, instrument or other document which is binding on the Company or any other Loan Party.
9.3 Validity and Binding Nature. Each Loan Document to which a Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
9.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries dated January 1, 2011, copies of each of which have been delivered to each Bank, were prepared in accordance with GAAP and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such date and the results of their operations for the period then ended.

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9.5 No Material Adverse Change. Since January 1, 2011, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Company and its Subsidiaries taken as a whole.
9.6 Litigation. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened in writing against the Company or any Subsidiary which could reasonably be expected to (a) have a Material Adverse Effect, except as set forth in Schedule 9.6 or the Company’s report on Form 10-K for the Fiscal Year ended January 1, 2011 or on Form 8-K filed with the SEC after the date of such Form 10-K and prior to the date hereof; (b) materially and adversely affect the ability of the Company or any Subsidiary Guarantor to perform its obligations under the Loan Documents; or (c) materially and adversely affect the rights and remedies of the Administrative Agent or the Banks under the Loan Documents.
9.7 Ownership of Properties. Each of the Company and each Significant Subsidiary owns good and, in the case of real property, indefeasible title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), except for such defects in title or interest that could not reasonably be expected to have a Material Adverse Effect.
9.8 Subsidiaries. As of the First Amendment Effective Date, the Company has no Subsidiaries except those listed in Schedule 9.8.
9.9 Pension Plans and Plan Assets. (5) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, (i) no steps have been taken to terminate any Pension Plan other than a “standard termination” in accordance with Section 4041(b) of ERISA and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien securing a material amount under Section 303(k) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to have a Material Adverse Effect.
(b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any material withdrawal liability with respect to any such plan or received notice of any claim or demand for material withdrawal liability or partial withdrawal liability from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be involuntarily terminated, or that any such plan is or may become insolvent; except, in each case under this clause (b), to the extent that the facts and circumstances causing such representation and warranty to be inaccurate could not reasonably be expected to have a Material Adverse Effect.

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(c) Neither the Company nor any other Loan Party is an entity deemed to hold Plan Assets.
9.10 Investment Company Act. Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.
9.11 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
9.12 Taxes. Each of the Company and each Subsidiary has filed all Federal tax returns and other material tax returns and tax reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate action and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
9.13 Environmental Matters. The Company conducts, in the ordinary course of business (in a manner sufficient to enable the Company to make the representation and warranty set forth in this Section 9.13), a review of the effect of existing Environmental Laws (excluding health, safety and land use matters) and existing Environmental Claims (excluding health, safety and land use matters) on its business, operation and properties, and as a result thereof, the Company has reasonably concluded that, except for matters for which adequate reserves are maintained, the aggregate effect of such Environmental Laws and Environmental Claims, excluding those specifically disclosed in Schedule 9.13, could not reasonably be expected to have a Material Adverse Effect.
9.14 Information. All information heretofore or contemporaneously herewith furnished in writing by the Company or any Subsidiary to the Administrative Agent or any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Banks that (a) any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts will likely differ from projected or forecasted results and (b) any information provided by the Company or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Company or any Subsidiary shall, for all periods prior to the date of such Acquisition, be limited to the knowledge of the Company or the acquiring Subsidiary after reasonable inquiry).

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9.15 No Default. No Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the consummation of any transaction contemplated by this Agreement or any other Loan Document.
SECTION 10. COVENANTS.
Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents (other than any contingent indemnification or similar obligations not yet due and payable) are paid in full, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:
10.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent:
10.1.1 Audit Report. Promptly when available, and in any event not later than the earlier of (a) five Business Days after the filing thereof with the SEC and (b) 105 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries for such Fiscal Year together with audited consolidated statements of earnings and cash flows for such Fiscal Year, accompanied by (i) the report of Deloitte & Touche LLP or another nationally-recognized independent registered public accounting firm (the “Independent Auditor”), which report shall (A) state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP, and (B) not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company’s or any Subsidiary’s records; provided that if such report of the Independent Auditor is a combined report (that is, one report containing an opinion on such consolidated financial statements, an opinion on internal controls over financial reporting and an opinion on management’s assessment of internal controls over financial reporting), then such report may include a qualification or limitation relating to the Company’s system of internal controls over financial reporting due to the exclusion of any acquired business from the scope of management’s assessment of internal controls over financial reporting to the extent such exclusion is permitted under provisions published by the Public Company Accounting Oversight Board, the SEC or another applicable governmental authority; and (ii) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail.
10.1.2 Quarterly Reports. Promptly when available, and in any event not later than (a) five Business Days after the filing thereof with the SEC and (b) 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its consolidated Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by an Executive Officer as fairly presenting, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), the consolidated financial position and results of operations for the Company and its consolidated Subsidiaries for such periods.

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10.1.3 Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and of each set of quarterly statements pursuant to Section 10.1.2, (i) a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by an Executive Officer, containing a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (ii) a list of all Subsidiaries created, acquired or disposed of since the most recent certificate delivered pursuant to the preceding clause (i).
10.1.4 Reports to SEC and to Shareholders. Within 15 days after the filing or sending thereof, copies of all reports on Form 10-K, 10-Q or 8-K (including any amendment thereto) of any Loan Party filed with the SEC (excluding exhibits thereto, provided that the Company shall promptly deliver any such exhibit to the Administrative Agent or any Bank upon request therefor); copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of any Loan Party.
10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon any Executive Officer becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:
(a) the occurrence of an Event of Default or an Unmatured Event of Default;
(b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened in writing against the Company or any Subsidiary or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;
(c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan other than a “standard termination” in accordance with Section 4041(b) of ERISA, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan (in each case if such failure could reasonably be expected to have a Material Adverse Effect), or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect, or any notice that any Multiemployer Pension Plan is in reorganization, that material increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less materially than that required under Section 412 of the Code, that any such plan is or may be involuntarily terminated, or that any such plan is or may become insolvent;

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(d) any Loan Party becomes an entity deemed to hold Plan Assets; and
(e) any other event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which could reasonably be expected to have a Material Adverse Effect.
10.1.6 Other Information. From time to time such other information concerning the Company and its Subsidiaries (including financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company) as the Administrative Agent or any Bank through the Administrative Agent may reasonably request.
Documents required to be delivered pursuant to Section 10.1.1, 10.1.2 or 10.1.4 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 14.3; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent (which shall notify each Bank) of the posting of any such document and, promptly upon request by the Administrative Agent, provide to the Administrative Agent by electronic mail an electronic version (i.e., a soft copy) of any such document specifically requested by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Lead Arrangers and/or Bank of America will make available to the Banks materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) to Banks and potential Banks by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks or potential Banks may be “public-side” Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Bank”). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Banks and that (w) all Borrower Materials that are made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Lead Arrangers, Bank of America, the Banks and the proposed Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws, it being understood that certain of such Borrower Materials may be subject to the confidentiality requirements of Section 14.14; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Lead Arrangers and Bank of America shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on, and shall only post such Borrower Materials on, the portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC”.

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10.2 Books, Records and Inspections. (a) Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; (b) permit, and cause each Significant Subsidiary to permit, the Administrative Agent (which may be accompanied by any Bank) or any representative thereof upon reasonable prior notice to inspect the properties and operations of the Company and of such Significant Subsidiary; and (c) permit, and cause each Significant Subsidiary to permit, at any reasonable time during normal business hours and with reasonable notice (or at any time without notice if an Event of Default exists), the Administrative Agent (which may be accompanied by any Bank) or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with the Administrative Agent (which may be accompanied by any Bank) or any representative thereof, provided that the Company shall have the right to be present at any such discussions so long as no Event of Default exists), to examine (and photocopy extracts from) any of its books or other financial or operating records, provided that, unless an Event of Default exists, the costs and expenses associated with any visit or inspection made pursuant to clause (b) or (c) shall be for the account of the Administrative Agent (or, if acting upon the request of or accompanied by any Bank, such Bank).
10.3 Insurance. Maintain, and cause each Significant Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent or any Bank through the Administrative Agent, furnish to the Administrative Agent or the Administrative Agent for delivery to such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Significant Subsidiaries; provided that self insurance of risks and in amounts customary in the industry of the Company and its Significant Subsidiaries shall be permitted.
10.4 Compliance with Laws; Payment of Taxes. (a) Comply, and cause each Subsidiary to comply, with all applicable laws (including Environmental Laws and ERISA), rules, regulations, decrees, orders, judgments, licenses and permits, except to the extent the failure to comply therewith, either individually or in the aggregate with all other such failures, could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all Federal taxes and all other material taxes and governmental charges against it or any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate action and shall set aside on its books adequate reserves with respect thereto.

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10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.9) cause each Significant Subsidiary to maintain and preserve, (a) its existence and good standing (or equivalent status) in the jurisdiction of its incorporation and (b) its qualification and good standing (or equivalent status) as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing (or equivalent status) could not reasonably be expected to have a Material Adverse Effect).
10.6 Financial Covenants.
10.6.1 Funded Debt to EBITDA Ratio. Not permit the Funded Debt to EBITDA Ratio as of the last day of any Computation Period to exceed 3.75 to 1.0.
10.6.2 Interest Coverage Ratio. Not permit the Interest Coverage Ratio as of the last day of any Computation Period to be less than 3.00 to 1.0.
10.7 Limitations on Debt. Not, and not permit any Significant Subsidiary to, create, incur, assume or suffer to exist any Debt, except:
(a) Debt arising under the Loan Documents;
(b) Debt incurred to finance the acquisition, construction or improvement of any fixed or capital asset (including (i) obligations under Capital Leases and (ii) Debt assumed in connection with the acquisition of any such asset or secured by a Lien on such asset prior to the acquisition thereof (and not incurred in contemplation of such acquisition); provided that (x) such Debt is incurred prior to or substantially concurrently with such acquisition or not later than 45 days following the completion of such construction or improvement, as the case may be, (y) such Debt does not exceed the cost of such asset as of the date of such acquisition or completion of construction thereof or of such improvement on the date of completion thereof, as the case may be, and (z) the aggregate outstanding principal amount of all Debt described in this clause (b) does not at the time of incurrence of any such Debt exceed the greater of (A) $80,000,000 and (B) 10% of the consolidated tangible assets of the Company and its Subsidiaries;
(c) Debt secured by Liens permitted by Section 10.8(c), (f) or (k);
(d) Debt (or any undrawn commitment therefor) existing on the First Amendment Effective Date and listed in Schedule 10.71;
(e) refinancings, extensions or renewals of any of the foregoing Debt to the extent the principal amount thereof is not increased (including extensions, renewals or replacements of guarantees in respect of such Debt as so refinanced, extended or renewed) and so long as the material terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Significant Subsidiary, taken as a whole, than the material terms in effect immediately prior to such refinancing;
(f) Subordinated Debt;

[1]	Please provide updated schedule.

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(g) Hedging Obligations incurred in the ordinary course of business for bona fide hedging purposes and not for speculation and Debt in respect of overdraft facilities, employee credit card programs, netting services, automatic clearing house arrangements and other cash management and similar arrangements, in each case in the ordinary course of business;
(h) Debt of a Person acquired in connection with a Permitted Acquisition that was not incurred in contemplation thereof;
(i) Debt of the Company or a Significant Subsidiary as an account party in respect of trade and standby letters of credit;
(j) Debt arising under surety, custom and similar bonds in the ordinary course of business consistent with past practice;
(k) other unsecured Debt of Domestic Subsidiaries that are Significant Subsidiaries; provided that the aggregate amount of all such Debt shall not at the time of incurrence thereof exceed an amount equivalent to 5% of the consolidated assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2;
(l) Securitization Obligations in an aggregate outstanding amount not exceeding at the time of incurrence of any such Securitization Obligations the greater of (i) $150,000,000 and (ii) 12% of the consolidated assets of the Company and its Subsidiaries as of the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered pursuant to Section 10.1.1 or 10.1.2;
(m) Debt arising under any Note Purchase Agreement, any Senior Note, any Additional Obligations Agreement (as defined in the Intercreditor Agreement) and, subject to Section 10.16, any guaranty of the foregoing;
(n) Suretyship Liabilities of the Company with respect to Debt of any Significant Subsidiary permitted hereunder; and
(o) other unsecured Debt of the Company and Foreign Subsidiaries that are Significant Subsidiaries; provided that, at the time of incurrence of Debt described in clause (m) and this clause (o) after the First Amendment Effective Date, the Company is in pro forma compliance with the covenants set forth in Section 10.6.
10.8 Liens. Not, and not permit any Significant Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a) Liens for taxes or other governmental charges not at the time delinquent for more than 90 days or thereafter payable without penalty or being contested in good faith by appropriate action and, in each case, for which it maintains adequate reserves, provided that no notice of lien has been filed or recorded under the Code;

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(b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate action and not involving borrowed money, and, in each case, for which it maintains adequate reserves;
(c) Liens identified in Schedule 10.8 and any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Debt or other obligation secured thereby is not increased and so long as the scope of the property subject to such Lien is not increased);
(d) attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings, for an aggregate amount not at any time exceeding the greater of (i) $50,000,000 and (ii) 5% of the consolidated tangible assets of the Company and its Subsidiaries, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate action;
(e) leases or subleases or licenses or sublicenses granted to others in the ordinary course of business, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Significant Subsidiary;
(f) Liens on property of a Person immediately prior to its being consolidated with or merged into the Company or a Significant Subsidiary or otherwise becoming a Significant Subsidiary and Liens on assets existing at the time of acquisition (by merger or otherwise) of such property by the Company or a Significant Subsidiary, in each case not created in contemplation thereof, provided that such Liens do not extend to or cover additional types of assets, and, in each case, any refinancing, renewal, extension or replacement of any such Lien (to the extent the aggregate principal amount of the Debt or other obligation secured thereby is not increased and so long as the scope of the property subject to such Lien is not increased);
(g) Liens securing Debt permitted by Section 10.7(b) or any refinancing, renewal, extension or replacement thereof (to the extent the aggregate principal amount of such Debt is not increased); provided that such Lien attaches solely to the property so acquired, constructed or improved in such transaction (provided that individual financings under Section 10.7(b) provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted by Section 10.7(b));
(h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and/or Liens arising in the ordinary course of business with respect to deposit accounts relating to intercompany cash pooling, interest set-off and/or sweeping arrangements; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or the applicable Significant Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to such depository institution;

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(i) Liens securing Securitization Obligations;
(j) Liens arising under any Loan Document; and
(k) any other Lien securing obligations at the time of incurrence of any such obligations in an aggregate outstanding amount not exceeding the greater of (i) $50,000,000 and (ii) 5% of the consolidated tangible assets of the Company and its Subsidiaries; provided that no Lien permitted under this clause (k) may secure any obligations under any Note Purchase Agreement or Additional Obligations Agreement (as defined in the Intercreditor Agreement).
Any Lien permitted above on any property may extend to the identifiable proceeds of such property.
10.9 Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, be a party to any merger or consolidation, make any Acquisition, purchase or otherwise acquire any partnership or joint venture interest in any other Person (other than a Person that is, or becomes as the result of purchase or acquisition, a Subsidiary), or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for:
(a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment (i) of or by any Subsidiary Guarantor into, with or to the Company or another Subsidiary Guarantor or (ii) of or by any wholly-owned Subsidiary into the Company or any other Loan Party or into, with or to any other wholly-owned Subsidiary;
(b) any such purchase or other acquisition by any Loan Party of the assets or stock of any wholly-owned Subsidiary;
(c) Permitted Acquisitions;
(d) dispositions of accounts receivable, lease receivables, other financial assets and other rights and related assets pursuant to a Permitted Securitization;
(e) dispositions of inventory and worn-out, obsolete or surplus equipment in the ordinary course of business and cash, cash equivalents and marketable securities in the ordinary course of business;
(f) dispositions of accounts receivable with extended terms and dispositions of defaulted accounts receivable without credit recourse in transactions that do not constitute securitizations, in each case in the ordinary course of business consistent with past practice of the Company and its Significant Subsidiaries;
(g) sales and dispositions of assets (including stock of Subsidiaries) purchased in connection with (and as a direct result of) a Permitted Acquisition;

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(h) purchases and other acquisitions of such partnership and joint venture interests so long as the aggregate amount of investments (net of any cash returns thereon) in such partnerships and joint ventures (excluding any such investment existing or committed for on the First Amendment Effective Date and listed on Schedule 10.9) does not, on the date any such investment is made, exceed 20% of the consolidated tangible assets of the Company and its Subsidiaries; and
(i) other sales and dispositions of assets (including the stock of Subsidiaries) made for fair market value so long as (i) no Event of Default or Unmatured Event of Default exists or would exist immediately after giving effect thereto; and (ii) the Net Cash Proceeds of all such sales and dispositions (excluding Net Cash Proceeds that are applied within 180 days after receipt thereof (or with respect to which the Company has entered into binding commitments within 180 days after receipt thereof to apply such Net Cash Proceeds (but only to the extent such Net Cash Proceeds are applied within 270 days after receipt thereof pursuant to such commitments)) to purchase revenue-producing assets used in the business of the Company and its Subsidiaries or to consummate Permitted Acquisitions) in any Fiscal Year do not exceed the greater of (x) $50,000,000 and (y) 15% of the consolidated tangible assets of the Company and its Subsidiaries.
For the avoidance of doubt, the granting of a Lien to secure the repayment of Debt or other obligations shall not, in and of itself, constitute a conveyance or transfer of assets pursuant to this Section 10.9.
10.10 Use of Proceeds. Use the proceeds of the Loans solely (i) to repay existing debt, (ii) to finance Permitted Acquisitions and (iii) for capital expenditures, working capital and other general corporate purposes, and not use the proceeds of the Loans, directly or indirectly, to purchase or carry Margin Stock.
10.11 Further Assurances. Take, execute and deliver, and cause each applicable Subsidiary to take, execute and deliver, any and all such further acts and agreements as the Administrative Agent or the Required Banks may reasonably request from time to time in order to ensure that the obligations of the Company hereunder and under the other Loan Documents are guaranteed by each Subsidiary (except to the extent that that the failure of any Subsidiary to so guaranty the obligations of the Company would not result in a breach of Section 10.16); and deliver, or cause the applicable Subsidiary Guarantor to deliver, to the Administrative Agent such documents as the Administrative Agent (or the Required Banks acting through the Administrative Agent) may reasonably request (including opinions of counsel) to confirm that (the Subsidiary Guaranty is the legal, valid and binding obligation of each Subsidiary Guarantor.
10.12 Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than another Loan Party) which is on terms, taken as a whole, which are less favorable than are obtainable from any Person which is not one of its Affiliates under comparable circumstances, provided that this Section 10.12 shall not prohibit:
(a) capital contributions and distributions with respect to the equity interests of the Company or such Loan Party in the ordinary course of business or any other capital contribution to the Company;

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(b) any employment or severance agreement and any amendment thereto entered into by the Company or any other Loan Party in the ordinary course of business;
(c) the payment of reasonable directors’ fees and benefits;
(d) the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law;
(e) non-interest bearing (or below-market interest-bearing) intercompany loans or other advances in the ordinary course of business and consistent with past practice;
(f) the payment of employee salaries, bonuses and employee benefits in the ordinary course of business;
(g) sales or leases of goods to Affiliates in the ordinary course of business for less than fair market value, but for not less than cost; or
(h) any transaction permitted under Section 10.7 (provided that no Loan Party may forgive Debt owing to it by an Affiliate that is not a Loan Party) or 10.9.
10.13 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in compliance with all applicable requirements of law and regulations, except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.
10.14 Environmental Laws. Conduct, and cause each Subsidiary to conduct, its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.
10.15 Business Activities. Not, and not permit any Significant Subsidiary to, engage in any line of business other than the same or similar lines of business engaged in by the Company and its Significant Subsidiaries as of the date hereof and reasonable extensions thereof.
10.16 Non-Guarantor Domestic Subsidiaries. Not later than (a) the date that is not more than five Business Days after an Acquisition involving aggregate consideration in excess of $150,000,000 (a “Major Acquisition”) and (b) the date that is 45 days after the end of each Fiscal Quarter during which the Company (directly or indirectly) creates, an existing subsidiary becomes, or the Company acquires (pursuant to a transaction (or series of related transactions) that does not constitute a Major Acquisition), a Domestic Subsidiary, take all steps necessary to ensure that Domestic Subsidiaries (other than Excluded Subsidiaries) that, together with the Company, account for (i) not less than 85% of the total assets of the Company and its Subsidiaries (other than Excluded Subsidiaries) as of the date of determination and (ii) not less than 85% of the total revenues of the Company and its Subsidiaries (other than Excluded Subsidiaries) for the 12-month period ending on the last day of the calendar quarter ended immediately prior to the date of determination (in each case excluding assets and revenues of any Subsidiary or business unit that has been divested or liquidated on or prior to any date of determination and after giving effect to the elimination of intercompany items) for which financial statements

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have been delivered pursuant to Section 10.1.1 or 10.1.2, are parties to the Subsidiary Guaranty (the thresholds in the foregoing clauses (i) and (ii), together, the “Minimum Guarantor Threshold”); provided that no default shall occur under this Section 10.16 if, notwithstanding the Minimum Guarantor Threshold, all Domestic Subsidiaries (other than Excluded Subsidiaries) as of such date of determination are parties to the Subsidiary Guaranty. Without limiting the foregoing, the Company will cause any Subsidiary that guarantees, or that is required by the terms of any Note Purchase Agreement or any Senior Note to guarantee, Debt in respect of any Note Purchase Agreement and/or any Senior Note to be a party to the Subsidiary Guaranty; provided that the provisions of this Section 10.16 shall cease to be effective (and thereafter no Subsidiary shall be obligated to guarantee the Company’s obligations hereunder) on the first date after the date hereof on which the Company achieves a corporate or similar rating of BBB+ or better by S&P and Baa1 or better by Moody’s and has confirmed the same in writing to the Administrative Agent so long as prior to or concurrently with such release, the holders of the Senior Notes release such Subsidiaries as guarantors under the applicable Note Purchase Agreements; provided that if the Company shall subsequently have no corporate family rating or shall have corporate family ratings of (A) BBB or lower from S&P or (B) Baa2 or lower from Moody’s, then, promptly (but no later than five Business Days) after such corporate or similar rating is publicly released by such rating agencies, or if the Company shall otherwise elect to do so, the Company shall (1) cause the obligations hereunder to be guaranteed by Domestic Subsidiaries sufficient to satisfy the Minimum Guarantor Threshold; provided that no default shall occur under this Section 10.16 if, notwithstanding the Minimum Guarantor Threshold, all Domestic Subsidiaries (other than Excluded Subsidiaries) guaranty the obligations and (2) provide to the Banks customary legal opinions in connection therewith.
10.17 Intercreditor Agreement. Not permit any Subsidiary to have any bank credit facility or other Designated Debt agreement or instrument (a “Designated Debt Agreement”) (or any Suretyship Liability with respect to any Designated Debt Agreement of the Company or any other Subsidiary Guarantor) that could permit unsecured Designated Debt to be outstanding thereunder in an aggregate principal amount in excess of 10% of consolidated total assets of the Company and its Subsidiaries as of the end of the most recent Fiscal Quarter as to which the Company has delivered financial statements pursuant to Section 10.1 at the time the applicable Designated Debt Agreement becomes effective (the “Threshold Debt Amount”), unless each provider of such Designated Debt (and each beneficiary of any such Suretyship Liability and each such Subsidiary if it is not already a party to the Intercreditor Agreement), becomes a party to the Intercreditor Agreement, in accordance with the terms thereof. The following Designated Debt shall be excluded from the Threshold Debt Amount: (a) Designated Debt outstanding under overdraft lines of credit incurred in the ordinary course of business, (b) Designated Debt of Subsidiaries listed on Schedule 10.7 and any renewals, extensions or replacements of such Debt to the extent that the principal amount thereof is not increased, (c) secured Designated Debt of Subsidiaries, including Securitization Obligations, and (d) Designated Debt of Subsidiaries as to which the providers of such Designated Debt (and beneficiaries of any related Suretyship Liability) are parties to the Intercreditor Agreement.

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SECTION 11. CONDITIONS PRECEDENT TO LOANS.
The obligation of the Banks to make the Loans is subject to satisfaction of the following conditions precedent on or before June 30, 2008 (and the date on which such conditions precedent are satisfied is called the “Closing Date”):
11.1 Documents. The Administrative Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent and the Syndication Agent), each in form and substance satisfactory to the Administrative Agent and the Syndication Agent:
11.1.1 Agreement. Counterparts of this Agreement signed by all of the parties hereto.
11.1.2 Notes. The Notes.
11.1.3 Resolutions. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement and the Notes; and certified copies of resolutions of the Board of Directors of each Subsidiary Guarantor authorizing or ratifying the execution, delivery and performance by such Loan Party of the Subsidiary Guaranty.
11.1.4 Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each Subsidiary Guarantor of the documents referred to in this Section 11.
11.1.5 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary of the Company and Subsidiary Guarantor as of the Closing Date certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).
11.1.6 Subsidiary Guaranty. The Subsidiary Guaranty executed by each Subsidiary that is to be a Subsidiary Guarantor as of the Closing Date.
11.1.7 Opinions of Counsel for the Loan Parties. The opinions of (a) Paul J. Jones, inside counsel to the Loan Parties; and (b) Foley & Lardner LLP, special Illinois counsel to the Loan Parties.
11.1.8 Closing Certificate. A certificate of a duly authorized representative of the Company as to the matters set forth in Sections 11.3 and 11.4.
11.1.9 Other. Such other documents as the Administrative Agent or any Bank may reasonably request.
11.2 Fees, etc. The Administrative Agent shall have received (or received evidence that the Company has paid) all amounts that are then due and payable pursuant to Section 5 and (to the extent billed) Section 14.5.
11.3 Accuracy of Representations and Warranties. The representations and warranties of the Company set forth in this Agreement are true and correct in all material respects on and as of the Closing Date.

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11.4 No Default. No Event of Default or Unmatured Event of Default exists or would result from the making of the Loans.
SECTION 12. EVENTS OF DEFAULT AND THEIR EFFECT.
12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:
12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document.
12.1.2 Non-Payment of Other Debt, etc. (a) Any default shall occur under the terms applicable to any Debt of the Company or any other Loan Party (other than Debt hereunder) in an aggregate principal amount (for all such Debt so affected) exceeding $50,000,000 and such default shall (i) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (ii) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity; or (b) any event shall occur with respect to any Securitization Obligations that results in, or permits the holder or holders of such obligations, or any trustee or agent for such holder or holders, to require the replacement or resignation of the servicer with respect thereto and the appointment of a new servicer other than the Company or any Subsidiary.
12.1.3 Bankruptcy, Insolvency, etc. The Company or any other Loan Party becomes insolvent or generally fails to pay, or admits in writing its general inability or refusal to pay, debts as they become due; or the Company or any other Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or any other Loan Party or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or such Loan Party or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Significant Subsidiary), is commenced in respect of the Company or any other Loan Party, and if such case or proceeding is not commenced by the Company or any other Loan Party, an order for relief is entered therein, or such case or proceeding is consented to or acquiesced in by the Company or such other Loan Party or remains for 60 days undismissed; or the Company or any other Loan Party takes any corporate action to authorize, or in furtherance of, any of the foregoing.
12.1.4 Non-Compliance with Provisions of this Agreement. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.5 through 10.9, 10.12, 10.16 or 10.17; (b) failure by the Company to comply with or to perform any covenant set forth in Sections 10.10 or 10.11 and continuance of such failure for ten days after an Executive Officer obtains actual knowledge; or (c) failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days after written notice thereof to the Company from the Administrative Agent or any Bank (acting through the Administrative Agent).

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12.1.5 Representations and Warranties. Any representation or warranty made by the Company under any Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company to the Administrative Agent or any Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.
12.1.6 Pension Plans and Plan Assets. (a) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in excess of $50,000,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien securing a material amount under section 303(k) of ERISA; (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $50,000,000; or (d) any Loan Party becomes an entity deemed to hold Plan Assets.
12.1.7 Judgments. (a) Final judgments which exceed an aggregate of $50,000,000 shall be rendered against the Company or any Subsidiary or (b) any one or more non-monetary final judgments shall be rendered against the Company or any Subsidiary that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in each case shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.
12.1.8 Invalidity of Guaranties. Except as otherwise permitted herein, the Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Subsidiary Guaranty, or the Company or any other Loan Party (or any Person by, through or on behalf of the Company or any other Loan Party) shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty with respect to any Subsidiary Guarantor.
12.1.9 Change in Control. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 30% or more of the outstanding shares of common stock of the Company; or (b) during any 12-month period, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors whose election by the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

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12.1.10 Invalidity of Intercreditor Agreement. The Intercreditor Agreement ceases to be a legally valid, binding and enforceable obligation of the Company or any other Loan Party for any reason whatsoever (other than in accordance with the terms thereof), including a determination by any Governmental Authority or court to such effect.
12.2 Effect of Event of Default. If any Event of Default described in Section 12.1.3 shall occur with respect to the Company, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company in writing of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 12.1.1 or Section 12.1.3 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks.
SECTION 13. THE ADMINISTRATIVE AGENT.
13.1 Appointment and Authority. Each of the Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Banks, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
13.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
13.3 Liability of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Unmatured Event of Default has occurred and is continuing;

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(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy, insolvency or similar law; and
(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.2 and 14.1) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Unmatured Event of Default unless and until notice describing such Event of Default or Unmatured Event of Default is given to the Administrative Agent by the Company or a Bank.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any collateral granted under the Loan Documents, or (vi) the satisfaction of any condition set forth in Section 11 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
13.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loans, that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent may presume that such condition is satisfactory to such Bank unless the Administrative Agent shall have received notice to the contrary from such Bank prior to the making of its Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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(b) For purposes of determining compliance with the conditions specified in Section 11.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.
13.5 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
13.6 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company or any other Loan Party as required by the Loan Documents and without limiting the obligation of the Company or any other Loan Party to do so), pro rata, from and against any and all Indemnified Liabilities to the extent that any such unreimbursed Indemnified Liabilities were incurred by or asserted against the Administrative Agent in its capacity as such, or against any other Agent-Related Person acting for the Administrative Agent in connection with such capacity; provided that (a) no Bank shall be liable for any payment to any Agent-Related Person of any portion of the Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct and (b) no action taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence of willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes and the Commitments, any termination of this Agreement and the resignation of the Administrative Agent.

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13.7 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder, and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them. With respect to its Loan, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent and the terms “Bank” and “Banks” include Bank of America and, to the extent applicable, its Affiliates in their individual capacities.
13.8 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Banks and the Company. Upon receipt of any such notice of resignation, the Required Banks shall have the right, with the consent of the Company (which consent shall not be unreasonably withheld or delayed and which consent shall not be required during the existence of an Event of Default), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Banks and consented to by the Company (such consent not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Banks that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank directly, until such time as the Required Banks appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 13 and Sections 14.6 and 14.12 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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13.9 Withholding Tax. (a) (i) If any Bank is a “foreign corporation, partnership or trust” within the meaning of the Code (a “Foreign Bank”) and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent and the Company, to deliver to the Administrative Agent and the Company:
(A) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;
(B) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and
(C) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.
(ii) Each such Bank agrees to promptly notify the Administrative Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(b) If any Foreign Bank claims exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, such Bank agrees with and in favor of the Administrative Agent and the Company to deliver to the Administrative Agent and the Company a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Bank delivers a Form W-8, a certificate representing that such Bank is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)).
(c) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company under the Loan Documents owing to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such obligations. To the extent of such percentage amount, the Administrative Agent will treat such Bank’s IRS Form W-8BEN as no longer valid.

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(d) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company under the Loan Documents owing to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.
(e) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.
(f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including reasonable attorneys’ fees and charges). The obligation of the Banks under this subsection shall survive the payment of all obligations of the Loan Parties under the Loan Documents and the resignation or replacement of the Administrative Agent.
13.10 Guaranty Matters. The Administrative Agent shall, and the Banks irrevocably authorize the Administrative Agent to, upon the written request of the Company, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if, after giving effect to such release, the Company is in compliance with Sections 10.11 and 10.16. Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 13.10. In addition to the foregoing, any Subsidiary Guarantor that ceases to be a Subsidiary as a result of a transaction permitted by this Agreement shall be automatically released from the Subsidiary Guaranty upon the consummation of such transaction.
13.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, reimbursement obligation or other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations of the Company and the other Loan Parties under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks and the Administrative Agent under Sections 5 and 14.6) allowed in such judicial proceeding; and

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(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5 and 14.6.
Nothing contained herein shall (i) be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the obligations of the Company and the other Loan Parties under the Loan Documents or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding or (ii) preclude any Bank from filing and proving its own claims against the Company, any other Loan Party or any other Person.
13.12 Other Agents. Except as expressly set forth herein, none of the Banks or other Persons identified on the facing page or signature pages of this Agreement as the “Syndication Agent” or a “Co-Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Banks, those applicable to all Banks as such. Without limiting the foregoing, none of the Banks or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 14. GENERAL.
14.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall be effective unless the same shall be in writing and signed and delivered by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (i) increase the Commitment of any Bank, (ii) extend any scheduled date for payment of any principal of or interest on any Loan or any fees

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payable hereunder or (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without, in each case, the consent of each Bank directly affected thereby; and no amendment, modification, waiver or consent shall (x) release all or substantially all of the value (determined in a manner consistent with the assets and revenues tests contained in the first sentence of Section 10.16) of the Subsidiary Guaranty (other than pursuant to Section 10.16), (y) change any provision of this Section or reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent or (z) change any provision of Section 7.6, without, in each case, the consent of all Banks. No provisions of Section 13 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent.
If any Bank does not consent to a proposed amendment, modification, waiver or consent with respect to any Loan Document that requires the consent of each Bank and that has been approved by the Required Banks, the Company may replace such non-consenting Bank (a “Non-Consenting Bank”) in accordance with Section 8.7(b); provided that such amendment, modification, waiver or consent can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).
14.2 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.
14.3 Notices. Except as otherwise provided in Sections 2.2 and 2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 (or, in the case of a Bank other than Bank of America, in such Bank’s Administrative Questionnaire) or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent and receipt of such facsimile is confirmed; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2 and 2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Administrative Agent and each other Bank harmless from any loss, cost or expense resulting from any such reliance. Each Public Bank agrees to cause at least one individual at or on behalf of such Public Bank to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Bank or its delegate, in accordance with such Public Bank’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States Federal or state securities laws.

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14.4 Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.
14.5 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Syndication Agent and the Lead Arrangers (including the reasonable and documented fees and charges of Mayer Brown, LLP, counsel for the Administrative Agent, the Syndication Agent and the Lead Arrangers, and of local counsel, if any, who may be retained by such counsel) in connection with the preparation, execution and delivery of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendments, supplements or waivers to any Loan Documents), and all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees, court costs and other legal expenses) incurred by the Administrative Agent and each Bank in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents during the existence of any Event of Default or Unmatured Event of Default. In addition, the Company agrees to pay, and to save the Administrative Agent, the Syndication Agent, the Lead Arrangers and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company’s auditors and, if an Event of Default or Unmatured Event of Default exists, any costs and expenses of the Administrative Agent or any Bank in connection with any reasonable exercise by the Administrative Agent or any Bank of its rights pursuant to Section 10.2. All obligations provided for in this Section 14.5 shall survive repayment of the Loans, cancellation of the Notes, and any termination of this Agreement.
14.6 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
14.7 Successors and Assigns. This Agreement shall be binding upon the Company, the Administrative Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company, the Administrative Agent and the Banks and the successors and assigns of the Administrative Agent and the Banks.
14.8 Assignments; Participations.
14.8.1 Assignments. Any Bank may, with the prior written consent of the Administrative Agent, the Syndication Agent and, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, the Company (which consents shall not be unreasonably delayed or withheld and shall not be required for an assignment to another Bank, an Affiliate of a Bank or an Approved Fund), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an “Assignee”), all or any fraction of such Bank’s Loan and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of the assigning Bank’s Commitment or Loan,

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as applicable) in an aggregate amount of at least $5,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.7 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:
(x) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Bank and the Assignee,
(y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit D (an “Assignment Agreement”), together with any documents required to be delivered hereunder, which Assignment Agreement shall have been accepted by the Administrative Agent, and
(z) the assigning Bank or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.
From and after the date on which the conditions described above have been met, (x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder, and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation to a Person that is not currently a Bank hereunder, the Company shall, upon the Assignee’s request, execute and deliver to the Administrative Agent (for delivery to the Assignee) a new Note dated the effective date of such assignment. Any attempted assignment and delegation not made in accordance with this Section 14.8.1 shall be null and void.
Notwithstanding the foregoing provisions of this Section 14.8.1 or any other provision of this Agreement, (a) no assignment shall be made to (i) the Company or any Affiliate or Subsidiary thereof, (ii) any Defaulting Bank or any Subsidiary thereof, or any Person which, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) a natural Person, and (b) any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

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14.8.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in its Loan, the Note held by such Bank, the Commitment of such Bank or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a “Participant”). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the third sentence of Section 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.6. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.7 and Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 7.7 or Section 8 than would have been paid to the participating Bank if no participation had been sold).
14.9 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent or any Bank, or the Administrative Agent or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy, insolvency or similar law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and each Bank severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

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14.11 Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Administrative Agent and the Banks and the agreement to extend the Commitment provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Administrative Agent, the Syndication Agent, the Lead Arrangers, each Bank and each of their respective Related Parties (each a “Bank Party”) free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys’ fees and charges of one counsel for the Administrative Agent and one counsel for all other Bank Parties (except in each case to the extent that separate counsel would be required as the result of any conflict of interest) and settlement costs (collectively, the “Indemnified Liabilities”), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the Commitment, Loans or the use or proposed use of the proceeds therefrom, (iii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by the Company or any Subsidiary, (iv) any violation of any Environmental Law with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (v) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (vi) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties and, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of the Loan Documents; provided that such indemnity shall not, as to any Bank Party, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or violation of applicable law by, such Bank Party, (B) result from a breach by such Bank Party of Section 14.14, (C) result from a dispute between such Bank Party and another Bank Party or (D) constitute fees and expenses incurred in connection with the review by such Bank Party of this Agreement or any other Loan Document (other than in connection with any enforcement thereof). If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Bank Party from any obligation it may have under this Agreement. No Bank Party shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Bank Party have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 14.11 shall be payable within ten Business Days after demand therefor (which demand shall be accompanied by a statement from the applicable Bank Party setting forth such amounts in reasonable detail). All obligations provided for in this Section 14.11 shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

53

14.12 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID TO SUCH ADDRESS AS DETERMINED PURSUANT TO SECTION 14.3, BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
14.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
14.14 Confidentiality. Each Bank agrees to maintain the confidentiality of all information provided to it by or on behalf of the Company or any Subsidiary, or by the Administrative Agent on the Company’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank or its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than the Company or a Subsidiary, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) to the extent reasonably required in connection with any litigation or proceeding involving the Company to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank’s independent auditors, trustees and other professional advisors; (G) to any Participant or Assignee, actual or potential, or to any direct, indirect, actual or prospective counterparty to any swap, derivative or securitization transaction related to the obligations of the Loan Parties under the Loan Documents, provided that, in each case, such Person agrees in writing to keep such information confidential to the same extent

54

required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party with such Bank or such Affiliate; (I) to its Affiliates, provided that such Affiliate is advised of the confidentiality requirements set forth herein and agrees in writing (for the benefit of the Company) to keep such information confidential to the same extent required hereunder (it being understood that each Bank shall be liable for the breach by any of its Affiliates of any such confidentiality requirement); and (J) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Bank’s investment portfolio in connection with ratings issued with respect to such Bank. Each Bank will, so long as not prohibited from doing so by any applicable law, notify the Company of any request for information of the type referred to in clause (B) or (C) above prior to disclosing such information so that the Company may seek appropriate relief from any applicable court or other Governmental Authority (but failure to so notify the Company shall not result in any liability to such Bank).
14.15 USA PATRIOT Act Notice. Each Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Company in accordance with the Act.
14.16 No Fiduciary or Implied Duties. The Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that in acting as the Administrative Agent, the Administrative Agent will not have responsibility except as set forth in this Agreement and shall in no event be subject to any fiduciary or other implied duties. The Company waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty.
14.17 Intercreditor Agreement. The Lenders authorize and direct the Administrative Agent to execute and deliver, on their behalf, an acknowledgement in the form of Exhibit A to the Intercreditor Agreement so that this Agreement will be an Additional Obligations Agreement (as defined in the Intercreditor Agreement).
14.18 Most Favored Lender. If at any time (a)(i) the Company enters into any credit agreement, loan agreement, note purchase agreement or other like agreement under which the Company may incur Designated Debt in excess of $50,000,000, including the Note Purchase Agreements and the Senior Notes (a “Principal Lending Agreement”), and (ii) any such Principal Lending Agreement at any time includes a covenant that expressly limits either: (x) the sale, lease or disposition of assets by the Company and/or any Subsidiary during any period of 12 consecutive months to less than 15% of the book value of consolidated tangible assets of the Company and its Subsidiaries, or (y) the incurrence of Designated Debt by any Foreign Subsidiary, in either case that is not contained in this Agreement, or if such covenant that is contained in the Principal Lending Agreement is more favorable to such creditors of the Company than a similar covenant contained in this Agreement, or (b) the Company issues an additional series of Senior Notes

55

pursuant to any Supplement (as defined in the applicable Note Purchase Agreement) that has an “additional covenant” (within the meaning of Section 2.2(iii) of the applicable Note Purchase Agreement), the Company shall give written notice thereof to the Administrative Agent not later than 10 days following the date of execution of such Principal Lending Agreement or amendment thereof or Supplement, as the case may be (each a “Subject Agreement”); provided that any such additional covenant shall not impair, diminish or otherwise adversely modify any existing covenants contained herein. Effective on the date of execution of a Subject Agreement, such covenant (or covenants) and related definitions that are contained in such Subject Agreement (collectively, the “Incorporated Covenants”) shall be deemed to have been incorporated herein and any event of default in respect of any such Incorporated Covenant shall be deemed to be an Event of Default hereunder, subject to all applicable terms and provisions of this Agreement, including the right of the Required Banks to waive or not waive any breach thereof (independent of any right of any other creditor of the Company in respect of any such Incorporated Covenants). Without limiting the foregoing, any amendment, elimination or termination of any Incorporated Covenant in accordance with the terms of the applicable Subject Agreement (including as a result of the termination of such Subject Agreement) shall constitute an immediate amendment, elimination or termination, as the case may be, of such Incorporated Covenant hereunder

56

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

REGAL-BELOIT CORPORATION

By:

Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:

BANK OF AMERICA, N.A., as a Bank

By:

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Bank

By:

Name:
Title:

U.S. BANK, NATIONAL ASSOCIATION, as Documentation Agent and a Bank

By:

Name:
Title:

WELLS FARGO BANK, N.A., as Documentation Agent and a Bank

By:

Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:

Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK

By:

Name:
Title:

M&I MARSHALL & ILSLEY BANK

By:

Name:
Title:

By:

Name:
Title:

THE NORTHERN TRUST COMPANY

By:

Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION

By:

Name:
Title:

SCHEDULE 1.1
PRICING SCHEDULE
The Eurodollar Margin shall be determined in accordance with the table below and the other provisions of this Schedule 1.1.

Funded Debt to
EBITDA Ratio	Eurodollar Margin
Less than 1.50 to 1.	0.75%
Equal to or greater than 1.50 to 1 but less than 2.50 to 1.	1.00%
Equal to or greater than 2.50 to 1 but less than 3.25 to 1.	1.25%
Equal to or greater than 3.25 to 1	1.50%
Initially the Eurodollar Margin shall be 1.00%. The Eurodollar Margin shall be adjusted, to the extent required, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 105 days) after the end of each Fiscal Quarter (beginning with the Fiscal Quarter ended December 31, 2008) based on the Funded Debt to EBITDA Ratio as of the last day of such Fiscal Quarter; provided that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related certificate required by Section 10.1.3 by the 45th day (or, if applicable, the 105th day) after any Fiscal Quarter, the Eurodollar Margin shall be 1.50% until such financial statements are delivered.

SCHEDULE 2.1
BANKS AND PERCENTAGES

Bank	Commitment	Percentage
JPMorgan Chase Bank, N.A.	$25,000,000	15.151515152%
Bank of America, N.A.	$25,000,000	15.151515152%
U.S. Bank, National Association	$25,000,000	15.151515152%
Wells Fargo Bank, N.A.	$25,000,000	15.151515152%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$20,000,000	12.121212121%
Sumitomo Mitsui Banking Corporation, New York	$15,000,000	9.090909090%
M&I Marshall & Ilsley Bank	$10,000,000	6.060606060%
The Northern Trust Company	$10,000,000	6.060606060%
HSBC Bank USA, National Association	$10,000,000	6.060606060%
TOTALS	$165,000,000	100.000000000%

SCHEDULE 9.6
LITIGATION
None.

SCHEDULE 9.8
SUBSIDIARIES
As of 6/2/2011

RBC	Regal-Beloit Corporation — Wisconsin (39-0875718)
RBCM	RBC Manufacturing Corporation — Wisconsin
RBHL	Regal-Beloit Holdings Ltd. — Yukon Territory
TFL	Thomson Finance Ltd. — British Columbia
RBAPL	Regal-Beloit Asia Pte. Ltd. — Singapore
RBMH	Regal-Beloit Mexico Holding S. de R.L. de C.V. — Mexico
RBCHI	RBC Horizon, Inc. — Wisconsin (26-0516581)
RBHBV	Regal Beloit Holding BV — The Netherlands
RBFIN	Regal Beloit Finance BV — The Netherlands
FMTL	Fasco Motors Thailand Ltd. — Thailand
RBCAH	RBC Australia Holding Company Pty. Limited — Australia
FAPL	Fasco Australia Pty. Ltd. — Australia
IMT	In Motion Technologies Pty Limited — Australia
DHI-VI	Dutch Horizon I, LLC—Dutch Horizon VI, LLC (Wisconsin)
MMI	Morrill Motors, Inc. (Indiana)
JCHL	Joyce Court Holdings Limited — British Virgin Islands
GDIL	Grand Delight Investments Limited — British Virgin Islands
DMBV	Dutchi Motors B.V. — The Netherlands
DHNV	Dutchi Holding N.V. — The Netherlands
RBFBV	RBC Foreign Manufacturing B.V. — The Netherlands
RBHLLC	RBC Holding, LLC — Wisconsin
CMGE	CMG Engineering Group Pty., Ltd.
CMGI	CMG International Pty., Ltd.
TRANS	Transmission Australia Pty., Ltd.
TORIN	Torin Industries Pty., Ltd.
CMGP	CMG Pty., Ltd.
ELCO	Elco Group B.V.
UNI	Unico, Inc.
CIL	Calamsar Investments Limited
UNIMLLC	Unico Mexico LLC
UNIM	Unico de Mexico Srl de CV
ROTOR	Rotor Beheer B.V.
ROTBV	Rotor B.V.
AFMC	AFMC Holdings Pty., Ltd.

			State/Place of	FEIN # or
Parent	Subsidiary	Percent Owned	Incorporation	Business#

RBC	Hub City, Inc.	100%	Delaware	23-2554577
RBC	Costruzioni Meccaniche Legnanesi	100%	Italy
RBC	Mastergear GmbH	100%	Germany
RBC	Opperman Mastergear Ltd.	100%	U.K.
RBC	RBC Manufacturing Corporation (f/k/a Marathon Electric Manufacturing Corporation)	100%	Wisconsin	39-0449780
RBC	Thomson Technology Shanghai Ltd.	100%	China
RBC	RBC Horizon, Inc.	100%	Wisconsin	26-0516581
RBC	Joyce Court Holdings Limited	100%	BVI
RBC	Grand Delight Investments Limited	100%	BVI
RBC	Unico, Inc.	100%	Wisconsin
RBC	Marathon Electric India Private Limited (formerly GEMI)	.001%	India	98-0375565
RBC	REGAL-BELOIT Flight Service, Inc.	15%	Wisconsin	39-1938572
RBC	Motores Jakel de Mexico, S. de R.L. de C.V.	0.1%	Mexico
RBC	Regal Beloit de Mexico Sales S. de R.L. de C.V.	.01%	Mexico
RBC	Ramu, Inc.	100%	Delaware

RBCM	Marathon Electric Far East Pte Ltd. (MEFE)	100%	Singapore	1991-02038-E
RBCM	REGAL-BELOIT Holdings Ltd.	100%	Canada (Yukon)	865429526
RBCM	Marathon Special Products Corp.	100%	Ohio	25-1117892

			State/Place of	FEIN # or
Parent	Subsidiary	Percent Owned	Incorporation	Business#
RBCM	Marathon Redevelopment Corp.	100%	Missouri	00386711
RBCM	REGAL-BELOIT Flight Service, Inc.	85%	Wisconsin	39-1938572
RBCM	Mar-Mex SA de CV (Inactive)	100%	Mexico
RBCM	GE Holmes Industries, LLC	51%	Delaware	35-2059653
RBCM	Morrill Motors, Inc.	100%	Indiana	35-0980306
RBCM	Regal Beloit Logistics, LLC	100%	Wisconsin
RBCM	RBC Power Electronics, Inc.	100%	Wisconsin
RBCM	Regal Beloit Holding BV	100%	The Netherlands

RBHL	Air-Con Technologies, Inc.	100%	Canada
RBHL	Patent Holdings Ltd.	100%	Canada (BC)	865255525
RBHL	LEESON Canada, an Alberta Limited Partnership	99.5%	Canada (Alberta)	867586000
RBHL	Thomson Finance Ltd.	100%	Canada (BC)	865433692
RBHL	Thomson Technology, an Alberta Limited Partnership	99.5%	Canada (Alberta)	105270862

TFL	Thomson Technology, an Alberta Limited Partnership	.5%	Canada (Alberta)	105270862
TFL	LEESON Canada, an Alberta Limited Partnership	.5%	Canada (Alberta)	867586000

RBAPL	Shanghai Marathon GeXin Electric Co. Ltd. (GeXin)	55%	China
RBAPL	Shanghai REGAL-BELOIT & Jinling Co. Ltd. (Jinling)	50%	China
RBAPL	GE Holmes Industries (Far East) Ltd.	51%	Hong Kong
RBAPL	Changzhou Modern Technologies Co. Ltd (CMT)	100%	China	98-0458997
RBAPL	Changzhou REGAL-BELOIT Sinya Motor Co. Ltd.	100%	China	98-0489156
RBAPL	Regal-Beloit Mexico Holding S. de R.L. de C.V.	99.9%	Mexico
RBAPL	Regal Beloit Enterprises Management (Shanghai) Co. Ltd.	100%	China

RBMH	Compania Armadora S. de R.L. de C.V. (CASA)	99.9%	Mexico	98-0388864
RBMH	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	99.9%	Mexico	98-0388865
RBMH	Capacitares Componentes de Mexico S. de R.L. de C.V. (CAPCOM)	99.9%	Mexico	98-0388863
RBMH	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V. (MONTEREY)	99.997%	Mexico	98-0489158
RBMH	Motores Domesticos de Piedras Negras S. de R.L. de C.V.	99.9%	Mexico
RBMH	Regal Beloit de Mexico Sales S. de R.L. de C.V.	99.9%	Mexico

RBCHI	Shanghai Jakel Electronic Machinery Co. Ltd.	50%	China
RBCHI	Jakel Motors Incorporated	100%	Wisconsin	26-3773086

JMI	Motores Jakel de Mexico S. de R.L. de C.V.	99.9%	Mexico

RBHBV	Regal Beloit Finance BV	100%	Netherlands
RBHBV	Dutchi Holding N.V.	100%	Netherlands	09035812
RBHBV	Elco Group BV	55%	Netherlands
RBHBV	Rotor Beheer BV	100%	Netherlands

RBFIN	RBC Australia Holding Company Pty. Limited	100%	Australia
RBFIN	Fasco Motors Thailand Ltd.	11,100,644 shares	Thailand
RBFIN	Dutch Horizon I, LLC	100%	Wisconsin	Applied for
RBFIN	Dutch Horizon II, LLC	100%	Wisconsin	Applied for
RBFIN	Dutch Horizon III, LLC	100%	Wisconsin	Applied for
RBFIN	Dutch Horizon IV, LLC	100%	Wisconsin	Applied for
RBFIN	Dutch Horizon V, LLC	100%	Wisconsin	Applied for
RBFIN	Dutch Horizon VI, LLC	100%	Wisconsin	Applied for
RBFIN	RBC Foreign Manufacturing B.V.	100%	Netherlands
RBFIN	Calamsar Investments Limited	100%	Cyprus
RBFIN	Marathon Electric Motors (India) Limited	99%	India	U29120WB2004PLC098278

			State/Place of	FEIN # or
Parent	Subsidiary	Percent Owned	Incorporation	Business#

RBFIN	Transmission Australia Pty., Ltd.	5%	Australia
RBFBV	Compania Armadora S. de R.L. de C.V. (CASA)	.1%	Mexico	98-0388864
RBFBV	Sociedad de Motores Domesticos S. de R.L. de C.V. (SMD)	.1%	Mexico	98-0388865
RBFBV	Capacitares Components de Mexico S. de R.L.de C.V. (CAPCOM)	.1%	Mexico	98-0388863
RBFBV	Marathon Electric Manufacturing of Mexico, S. de R.L. de C.V.	.003%	Mexico	98-0489158
RBFBV	RBC Holding LLC	100%	Wisconsin
RBFBV	Motores Domesticos de Piedras Negras S. de R.L. de C.V.	0.1%	Mexico
RBFBV	Regal-Beloit Mexico Holding S. de R.L. de C.V.	0.1%	Mexico

FMTL	Fasco Yamabishi Co., Ltd.	529,994 shares	Thailand
RBCAH	Fasco Australia Pty. Ltd.	100%	Australia
RBCAH	CMG Engineering Group Pty Ltd	100%	Australia
RBCAH	AFMC Holdings Pty. Ltd.	100%	Australia

FAPL	Fasco Australia Services Pty. Ltd.	100%	Australia
FAPL	In Motion Technologies Pty Limited	100%	Australia

IMT	Ebike Australia Pty. Ltd.	100%	Australia

DHI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHI	Fasco Yamabishi Co., Ltd.	1 share	Thailand
DHI	Marathon Electric Motors (India) Limited	1 share	India	U2910WB2004PLC098278

DHII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHII	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHIII	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIII	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHIV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHIV	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHV	Fasco Motors Thailand Ltd.	1 share	Thailand
DHV	Fasco Yamabishi Co., Ltd.	1 share	Thailand

DHVI	Fasco Motors Thailand Ltd.	1 share	Thailand
DHVI	Fasco Yamabishi Co., Ltd.	1 share	Thailand

MMI	Morrill Electric, Inc.	100%	Indiana	62-0678592
MMI	Shell Molding Corporation	100%	Indiana	35-1411619
MMI	Morrill Global, Inc.	100%	Tennessee	83-0357023
MMI	Morrill Motors (Jiaxing) Co., Ltd.	100%	China	330411751172372

JCHL	Wuxi Hwada Motor Co., Ltd.	55%	China

GDIL	Wuxi Hwada Motor Co., Ltd.	45%	China

DHNV	Dutchi Motors B.V.	100%	Netherlands	09023767

DMBV	Dutchi Danmark A/S	40%	Denmark	31176662

			State/Place of	FEIN # or
Parent	Subsidiary	Percent Owned	Incorporation	Business#

RBHLLC	Regal-Beloit Asia Pte. Ltd.	100%	Singapore	20-1461167

CMGE	CMG Engineering Pty., Ltd.	100%	Australia
CMGE	CMG Technology Pty., Ltd.	100%	Australia
CMGE	CMG International Pty., Ltd.	100%	Australia
CMGE	Sankey Australia Pty., Ltd.	100%	Australia
CMGE	Transmission Australia Pty., Ltd.	95%	Australia
CMGE	Torin Industries Pty., Ltd.	100%	Australia

CMGI	CMG Electric Motors (NZ) Limited	100%	New Zealand
CMGI	CMG Electric Motors (UK) Limited	100%	United Kingdom
CMGI	CMG Electric Motors (Asia Pacific) Pte. Ltd.	100%	Singapore
CMGI	CMG Electric Motors (Isreal) Ltd.	100%	Israel
CMGI	CMG Electric Motors South Africa	60%	South Africa
CMGI	CMG Electric Motors (Malaysia) Sdn. Bhd.	100%	Malaysia

TRANS	OBA (NZ) Ltd.	100%	New Zealand

TORIN	Torin Industries (Malaysia) Sdn. Bhd.	100%	Malaysia

CMGP	CMG Electric Motors Trading (Shanghai) Company Ltd.	100%	China

CIL	Marathon Electric India Private Limited (formerly GEMI)	99.999%	India	98-0375565

ELCO	Elco Motors Asia PTE Limited	100%	Singapore
ELCO	Elco E-Trade Srl	100%	Italy
ELCO	Elco Motors FZE	100%	Dubai
ELCO	Elco The Netherlands BV	100%	Netherlands
ELCO	Elco Direct Limited	100%	United Kingdom
ELCO	Elco China Limited	100%	China
ELCO	Elco Motores Espana SA	100%	Spain
ELCO	Elco Motors, Inc.	100%	Canada
ELCO	Elco Do Brazil Ltda.	70%	Brazil
ELCO	Elco Colombo & Compania SA de CV	80%	Mexico
ELCOE	Elco BG Property EOCD	100%	Bulgaria

ELCOBV	Newco Elco Russia	100%	Russia

ELCOCL	Dong Guan Elco Mechanical & Electrical Equipment Ltd Co	100%	China

ELCOSA	Elco de Colombia SAS	100%	Colombia

UNI	Unico Deutschland GmbH	100%	Germany
UNI	Unico (UK) Ltd.	100%	United Kingdom
UNI	Unicoven CA	100%	Venezuela
UNI	Unico Japan Co. Ltd.	100%	Japan
UNI	Unico China Automation Co. Ltd.	100%	China
UNI	Unico Canada Drives & Systems Inc.	100%	Canada
UNI	Unico de Mexico Srl de CV	99.97%	Mexico
UNI	Unico Mexico LLC	100%	Mexico

UNIMLLC	Unico de Mexico Srl de CV	0.03%	Mexico

UNIM	Technojar-Unico de Mexico Srl de CV	75.2%	Mexico

ROTOR	Rotor B.V.	100%	Netherlands

			State/Place of	FEIN # or
Parent	Subsidiary	Percent Owned	Incorporation	Business#

ROTBV	Rotor U.K. Limited	100%	United Kingdom

AFMC	Australian Fan and Motor Company Pty. Ltd.	100%	Australia
AFMC	Technical Motor Company Pty. Ltd.	100%	Australia

SCHEDULE 9.13
ENVIRONMENTAL MATTERS
None

SCHEDULE 10.7
EXISTING DEBT

Current balance as of
Location / Loan With	June 4, 2011
Durst Division / Alliant Energy (plant efficiency improvements)	$96,103.00
RBC Manufacturing Corporation / GE Capital Finance (Hawker 850XP aircraft) (guaranteed by Regal-Beloit Corporation and Regal-Beloit Flight Service, Inc.)	$8,044,170.00
RBC Manufacturing Corporation / Benton County (MO Industrial Development Revenue Bond) Series 2001	$1,800,000.00
RBC Manufacturing Corporation / Benton County (MO Industrial Development Revenue Bond) Series 2002	$1,000,000.00
Wuxi Hwada Motor Co., Ltd. / Bank of America, N.A.	$1,000,000.00
Wuxi Hwada Motor Co., Ltd. / Bank of America, N.A.	$1,000,000.00
Wuxi Hwada Motor Co., Ltd. / JPMorgan Chase Bank, N.A.	$1,078,034.28 USD Equivalent

¥7,000,000.00
Regal-Beloit Corporation / Credit Agreement with JPMorgan Chase Bank, N.A. as administrative agent (guaranteed by certain subsidiaries of Regal-Beloit Corporation)	$500,000,000.00
Regal-Beloit Corporation / Private Placement Tranche A (guaranteed by certain subsidiaries of Regal-Beloit Corporation)	$150,000,000.00
Regal-Beloit Corporation / Private Placement Tranche B (guaranteed by certain subsidiaries of Regal-Beloit Corporation)	$100,000,000.00
Regal-Beloit Corporation / Bank of America, N.A. Revolver EURO BORROWING	$2,844,545.00 USD Equivalent

€2,000,000.00
Marathon Electric Motors (India) Limited / HSBC Hong Kong	$1,115,573.40 USD Equivalent

INR 50,000,000.00
Marathon Electric Motors (India) Limited / HSBC Hong Kong	$6,532,632.61 USD Equivalent

INR 292,792,594.00
Total	$774,511,058.29

SCHEDULE 10.8
EXISTING LIENS
1.	Series 2001 and Series 2002 Benton County, MO Industrial Development Revenue Bonds are secured by (i) land and buildings at the Lincoln, Missouri motor manufacturing facility, and (ii) a small amount of machinery and equipment purchased with the remainder of the bond proceeds.
2.	Aircraft financed by GE Capital.
3.	See attached chart:

REGAL-BELOIT CORPORATION

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	Essex Group, Inc.	050014615522	10/10/2005	Consigned goods consisting of Essex Group, Inc., manufactured magnet wire and other sourced products including insulation, bearings and miscellaneous electric motor repair supplies as per consigned inventory agreement, including all proceeds derived therefrom.	Amendment #060001880724 filed 02/03/2006 changing Debtor name. Continuation #100009091928 filed 07/27/2010.
Wisconsin	Gelco Corporation DBA GE Fleet Services	060007828530	05/22/2006	Certain forklifts.	Continuation #110003710314 filed 03/29/2011.
Wisconsin	Banc of America Leasing & Capital, LLC	060010405111	07/06/2006	Certain equipment.
Wisconsin	General Electric Capital Corporation	060013861524	09/19/2006	Certain computer equipment.	Continuation #110003508218 filed 03/24/2011.
Wisconsin	IBM Credit LLC	060014543320	10/02/2006	Certain computer equipment and related software.
Wisconsin	Magid Glove & Safety Mfg. Company LLC	060015957128	11/01/2006	All Debtor’s inventory of goods now or hereafter acquired by Debtor and financed by Magid Glove & Safety Mfg. Company LLC. This consists of work gloves, safety clothing and safety products.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	IBM Credit LLC	060017658835	12/08/2006	Certain computer equipment and related software.
Wisconsin	Progressive Machinery Inc.	070007828025	05/30/2007	Hyundai-Kia KBN-135 Horizontal Machining Center — Serial Number 0089.
Wisconsin	Banc of America Leasing & Capital, LLC	070008801320	06/19/2007	Certain equipment.
Wisconsin	Banc of America Leasing & Capital, LLC	070009906327	07/12/2007	Certain equipment.
Wisconsin	IBM Credit LLC	070017568734	12/26/2007	Certain computer equipment and related software.
Wisconsin	IBM Credit LLC	070017620521	12/27/2007	Certain computer equipment and related software.
Wisconsin	IBM Credit LLC	070017707628	12/28/2007	Certain computer equipment and related software.
Wisconsin	Industrial Distribution Group, Inc.	080001338823	01/25/2008	Non-durable tooling located at 1000 Lanton Road, West Plains, MO 65775.
Wisconsin	Toyota Motor Credit Corporation	080001814822	02/05/2008	Certain Toyota forklift with accessories.
Wisconsin	Toyota Motor Credit Corporation	080001815217	02/05/2008	Certain Toyota forklift with accessories.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	Toyota Motor Credit Corporation	080003630416	03/17/2008	Certain Toyota forklift with accessories.
Wisconsin	NMHG Financial Services, Inc.	080005109116	04/14/2008	Certain equipment.
Wisconsin	Toyota Motor Credit Corporation	080005723017	04/24/2008	Certain Toyota reach trucks with accessories.
Wisconsin	Toyota Motor Credit Corporation	080008553930	06/16/2008	Certain Toyota forklift with accessories.
Wisconsin	Toyota Motor Credit Corporation	080012752623	09/11/2008	Certain Toyota forklift with accessories.
Wisconsin	IBM Credit LLC	080013315922	09/23/2008	Certain computer equipment and related software.
Wisconsin	Toyota Motor Credit Corporation	080015847429	11/17/2008	Certain Toyota electric pallet truck with accessories.
Wisconsin	NSK Corporation	080017332521	12/23/2008	Any consigned inventory that is in possession of the Debtor that is owned by NSK Corporation.
Wisconsin	NSK Corporation	080017416827	12/26/2008	Any consigned inventory that is in possession of the Debtor that is owned by NSK Corporation.
Wisconsin	Toyota Motor Credit Corporation	090000229013	01/07/2009	Certain Toyota reach truck with accessories.
Wisconsin	Toyota Motor Credit Corporation	090001012206	01/23/2009	Certain Toyota electric pallet truck with accessories.
Wisconsin	IBM Credit LLC	090002236619	02/20/2009	Certain computer equipment and related software.
Wisconsin	Dell Financial Services L.L.C.	090002461316	02/26/2009	Certain computer equipment, peripherals and other equipment and related software.
Wisconsin	General Electric Capital Corporation	090004316216	04/08/2009	Certain equipment.
Wisconsin	MB Financial Bank N.A.	090010365116	08/27/2009	Certain equipment.	Amendment #100000023510 filed 01/04/2010 adding collateral. Assignment #100002062818 filed 02/19/2010.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	MB Financial Bank N.A.	090011327418	09/22/2009	Certain equipment.	Amendment #090013736727 filed 11/20/2009 adding collateral. Assignment #100002062616 filed 02/19/2010.
Wisconsin	MB Financial Bank N.A.	090011327519	09/22/2009	Certain equipment.	Amendment #090013736929 filed 11/20/2009 adding collateral. Assignment #100002062717 filed 02/19/2010.
Wisconsin	NMHG Financial Services, Inc.	090012380115	10/16/2009	Certain equipment.
Wisconsin	MB Financial Bank N.A.	090013648931	11/18/2009	Certain equipment.	Amendment #100000023207 filed 01/04/2010 adding collateral. Assignment #100002062414 filed 02/19/2010.
Wisconsin	MB Financial Bank N.A.	090014673223	12/16/2009	Certain equipment.	Amendment #100000988732 filed 01/26/2010 adding collateral. Assignment #100002063314 filed 02/19/2010.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	IBM Credit LLC	100000116917	01/05/2010	Certain computer equipment and related software.
Wisconsin	Toyota Motor Credit Corporation	100001458018	02/05/2010	Certain Toyota forklift with accessories.
Wisconsin	Banc of America Leasing & Capital, LLC	100004056823	04/05/2010	Certain equipment.
Wisconsin	Dell Financial Services L.L.C.	100005175018	04/28/2010	Certain computer equipment, peripherals and other equipment and related software.
Wisconsin	MB Financial Bank N.A.	100005553422	05/06/2010	Certain equipment.	Amendment #100007446021 filed 06/16/2010 adding collateral. Assignment #100011280719 filed 09/22/2010.
Wisconsin	Raymond Leasing Corporation	100007193121	06/10/2010	Certain equipment.
Wisconsin	IBM Credit LLC	100008134117	07/01/2010	Certain computer equipment and related software.
Wisconsin	MB Financial Bank N.A.	100008834831	07/21/2010	Certain equipment.	Amendment #100011097725 filed 09/17/2010 adding collateral. Assignment #100011283318 filed 09/22/2010.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	Dell Financial Services L.L.C.	100009100212	07/27/2010	Certain computer equipment, peripherals and other equipment and related software.
Wisconsin	IBM Credit LLC	100009264425	07/30/2010	Certain computer equipment and related software.
Wisconsin	MB Financial Bank N.A.	100010029820	08/19/2010	Certain equipment.	Amendment #100011082921 filed 09/17/2010 adding collateral. Assignment #100011283419 filed 09/22/2010.
Wisconsin	Raymond Leasing Corporation	100010071615	08/20/2010	Certain equipment.
Wisconsin	MB Financial Bank N.A.	100010750013	09/09/2010	Certain equipment.	Amendment #100011082618 filed 09/17/2010 adding collateral. Assignment #100011270314 filed 09/22/2010.
Wisconsin	Meridian Leasing Corporation	100011936929	10/07/2010	Certain equipment.	Amendment #100012586325 filed 10/22/2010 adding collateral.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	Cisco Systems Capital Corporation	100012883931	10/29/2010	Certain (i) equipment, (ii) insurance, warranty, rental and other claims and rights to payment and chattel paper arising out of such equipment, and (iii) related books, records and proceeds.
Wisconsin	MB Financial Bank N.A.	100013441518	11/12/2010	Certain equipment.	Amendment #100014474121 filed 12/09/2010 adding collateral. Assignment #110003131816 filed 03/16/2011.
Wisconsin	MB Financial Bank N.A.	100014703924	12/15/2010	Certain equipment.	Amendment #100014981831 filed 12/22/2010 adding collateral. Assignment #110003132110 filed 03/16/2011.
Wisconsin	IBM Credit LLC	100015399835	12/31/2010	Certain computer equipment and related software.
Wisconsin	MB Financial Bank N.A.	110000269421	01/07/2011	Certain equipment.	Assignment #110003131513 filed 03/16/2011.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	MB Financial Bank N.A.	110001987732	02/17/2011	Certain equipment.	Amendment #110002266925 filed 02/24/2011 adding collateral. Assignment #110003132312 filed 03/16/2011.
Wisconsin	Dell Financial Services L.L.C.	110003469022	03/23/2011	Certain computer equipment, peripherals and other equipment and related software.	Amendment #110003471116 filed 03/23/2011 amending collateral.
Wisconsin	GELCO Corporation DBA GE Fleet Services	110003676224	03/29/2011	Certain equipment.	Amendment #110003754120 filed 03/30/2011 amending collateral.
Wisconsin	Toyota Motor Credit Corporation	110004579934	04/15/2011	Certain Toyota forklift.
Wisconsin	VFS US LLC Kirk Nationalease Co.	050012249826	08/18/2005	Certain equipment and/or vehicles.	Continuation #100009738936 filed 08/11/2010.

REGAL-BELOIT ELECTRIC MOTORS, INC. (N/K/A RBC MANUFACTURING CORPORATION)

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	General Electric Capital Corporation	050003998938	03/18/2005	Various 2001 Other Machine Tool model Various Machine Tools Machining Center and various pieces of Manufacturing Equipment located at 2401 East Sunshine Street, Springfield, MO 65804.	Continuation #090013674728 filed 11/18/2009.
MARATHON ELECTRIC MANUFACTURING CORPORATION (N/K/A RBC MANUFACTURING CORPORATION)

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	Benton County, Missouri	010001743823	09/06/2001	Equipment and fixtures financed in whole or in part by that certain Lease Agreement dated as of August 1, 2001, between Benton County, Missouri and Leeson Electric Corporation and assigned to U.S. Bank National Association, as trustee.	Amendment #070000953320 filed 01/19/2007 changing Debtor name.

RBC MANUFACTURING CORPORATION

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	Air Liquide Industrial U.S. LP	110000972422	01/24/2011	4,500 Gallon Hydrogen Vessel (Serial # 102) with 3 vaporizers

				15,900 Gallon Nitrogen Vessel (Serial # C-40180 ) with 4 vaporizers, telemetry units and misc. equipment.
REGAL-BELOIT FLIGHT SERVICE, INC.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	VFS Financing, Inc.	060015751827	10/27/2006	Certain aircraft and other related property.	Amendment #060015953023 filed 11/01/2006 adding collateral.
HUB CITY, INC.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Delaware	Best Business Products	20082724522	08/08/2008	Certain Konica Minolta copiers, printers and fax machines.
Delaware	Mazak Corporation	20110101553	01/10/2011	Mazak Machine SN 224094.

ORRILL MOTORS, INC.

			FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	FILE NUMBER	DATE	DESCRIPTION	FILINGS
Indiana	US Bancorp	200700006806887	07/18/2007	Certain equipment.
Indiana	Air Liquide Industrial U.S. LP	200900000950813	02/03/2009	9,000 Gallon Nitrogen Vessel Serial #5629 Vaporizer Serial # F5680-1-1 Telemetry Serial # 20029642 3,000 Gallon Argon Vessel Serial #4838 Vaporizor Serial #5196-2 Telemetry Serial #20017832
Indiana	Air Liquide Industrial U.S. LP	200900005043942	06/17/2009	9,000 Gallon Nitrogen Vessel Serial #L1426.
UNICO, INC.

		FILE	FILING	SUMMARY COLLATERAL	ADDITIONAL
JURISDICTION	SECURED PARTY	NUMBER	DATE	DESCRIPTION	FILINGS
Wisconsin	JPMorgan Chase Bank, N.A.	080005665527	04/23/2008	Certain assets located now or in the future in or upon the real property commonly known as 3725 Nicholson Rd., Franksville, WI 53126.

SCHEDULE 10.9
EXISTING PARTNERSHIP AND JOINT VENTURE INVESTMENTS
Certain partnerships and joint ventures are set forth on Schedule 9.8.

SCHEDULE 14.3
ADDRESSES FOR NOTICES
REGAL BELOIT CORPORATION
200 State Street
Beloit, Wisconsin 53511
Attention: Chief Financial Officer
Telephone: (608) 364-8800
Facsimile: (608) 364-8818
Website: www.regal-beloit.com
U.S. Taxpayer Identification Number: 39-0875718
BANK OF AMERICA, N.A., as Administrative Agent
(for payments)
901 Main Street
TX1-491-14-11
Dallas, TX 75202-3714
Attention: Credit Services
Telephone: (214) 209-0590
Facsimile: (214) 290.9423
Electronic Mail: michelle.huff@bankofamerica.com
Account No.: 129-2000-883
Ref: Regal-Beloit
ABA# 026009593
BANK OF AMERICA, N.A., as Administrative Agent
(Other Notices as Administrative Agent)
135 S. LaSalle Street
IL4-135-05-41
Chicago, IL 60603
Attention: Linda Lov
Telephone: (312) 828-8010
Facsimile: (877) 206-1766
BANK OF AMERICA, N.A., Lender
135 S. LaSalle Street
Mail Code: IL4-135-04-13
Chicago, IL 60603
Attention: Steven Kessler
Telephone: (312) 992-6323
Facsimile: (312) 453-3346

EXHIBIT A
FORM OF NOTE
Chicago, Illinois
FOR VALUE RECEIVED, the undersigned, REGAL BELOIT CORPORATION (the “Company”), promises to pay to the order of                      (the “Bank”), on or before the Maturity Date, the aggregate unpaid principal amount of the Loan made by the Bank to the Company (the “Loan”) pursuant to the Term Loan Agreement dated as of June 16, 2008 (as amended or otherwise modified from time to time, the “Loan Agreement”) among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent. The Company further promises to pay interest on the unpaid principal amount of the Loan from time to time at the rates, on the dates and otherwise as provided in the Loan Agreement.
The Bank is authorized to endorse the amount and the date on which each advance under the Loan is made and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Loan Agreement or this Note.
This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of certain stated events.
Terms defined in the Loan Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.
IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the day and year first above written.

REGAL BELOIT CORPORATION

By:	[Title]

Schedule Attached to Note dated  _____,  _____  of REGAL BELOIT CORPORATION payable to the order of                     .

	Amount of	Amount	Notation
Date	Advance under Loan	Repaid	Made By

EXHIBIT B

REGAL BELOIT CORPORATION
COMPLIANCE CERTIFICATE
for period ended                      (the “Computation Date”)
To:      Bank of America, N.A., as Administrative Agent
Please refer to the Term Loan Agreement dated as of June 16, 2008 (as amended or otherwise modified from time to time, the “Loan Agreement”) among Regal Beloit Corporation (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein are used as defined in the Loan Agreement.
The Company hereby certifies and warrants to you that attached hereto are (i) true and correct computations as of the Computation Date of the financial ratios and restrictions set forth in Section 10.6 of the Loan Agreement and (ii) a list of all Subsidiaries created, acquired or disposed of since the most recent compliance certificate delivered pursuant to Section 10.1.3(i) of the Credit Agreement.
The undersigned has not become aware of any Event of Default or Unmatured Event of Default that existed on the Computation Date or that exists on the date of delivery to the Administrative Agent of this Compliance Certificate [, except ______].
IN WITNESS WHEREOF, the Company has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on _______, 20___.

REGAL BELOIT CORPORATION

By
Title

ATTACHMENT 1
10.6.1 MAXIMUM FUNDED DEBT TO EBITDA RATIO

1. Funded Debt		$
2. (a) Net income	$
(b) Extraordinary losses (gains)	$
(c) Non-recurring Acquisition or disposition	$
charges[2] [detail name and date of Acquisition	$
or disposition and type of charge]	$
(d) Other non-recurring charges[3] [describe]	$
(e) Net income attributable to noncontrolling interests, net of tax	$
(f) Interest Expense[4]	$
(g) Income tax expense	$
(h) Depreciation	$
(i) Amortization	$
(j) Other non-cash charges (income)	$
(k) [Proforma Acquisition or disposition EBITDA- list by name of Acquisition or disposition]

3. EBITDA (total of items 2(a) through 2(k))		$

Ratio of item 1 to item 3		____ to ____

Maximum allowed			3.75 to 1.0

[2]
Non-recurring or unusual losses, charges or expenses arising out of any Acquisition or disposition consummated on or after the Effective Date for such period (and first so described in such a compliance certificate delivered within 12 months after the date of such Acquisition or disposition), in an aggregate amount not exceeding $17,500,000

[3]	Non-recurring or unusual losses, charges or expenses limited to $5,000,000 for such period

[4]	Including interest or similar costs and expenses relating to Permitted Securitizations

ATTACHMENT 2
10.6.2 MINIMUM INTEREST COVERAGE RATIO

1. EBITDA (item 3 from Attachment 1)	$

2. Interest Expense	$

Ratio of item 1 to item 2	____ to ____

Minimum Required	3.0 to 1.0

EXHIBIT C
FORM OF
GUARANTY
THIS GUARANTY dated as of June 16, 2008 is executed in favor of BANK OF AMERICA, N.A., individually and as Administrative Agent (as defined below), and the Lender Parties (as defined below).
W I T N E S S E T H:
WHEREAS, Regal Beloit Corporation (the “Company”), various financial institutions (the “Banks”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), have entered into a Term Loan Agreement dated as of June 16, 2008 (the “Loan Agreement;” capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Loan Agreement); and
WHEREAS, each of the undersigned will benefit from the making of loans pursuant to the Loan Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:
Section 1. Guaranty. Each of the undersigned hereby jointly and severally, unconditionally, and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of (a) all obligations of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Loan Agreement or any other Loan Document, as the same may be amended, modified, restated, extended or renewed from time to time, (b) all Hedging Obligations of the Company to any Lender Party and (c) all costs and expenses paid or incurred by the Administrative Agent or any Lender Party in enforcing this Guaranty against such undersigned (all such obligations being herein collectively called the “Liabilities”); provided, however, that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law. As used herein, “Lender Party” means the Administrative Agent, each Bank and any Affiliate of a Bank that is a party to an interest rate swap or other agreement pursuant to which the Company has any Hedging Obligations.
Section 2. Payment Prior to Maturity of Liabilities. Each of the undersigned agrees that, in the event of the occurrence of any Event of Default under Section 12.1.3 of the Loan Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by such undersigned if all Liabilities were then due and payable.

Section 3. Setoff. To secure all obligations of each of the undersigned hereunder, each of the undersigned agrees that the Administrative Agent and each Lender Party shall have all rights of set-off and bankers’ lien provided by applicable law, and, at any time an Event of Default exists, may apply toward the payment of such obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Lender Party. By accepting the benefits hereof, each Lender Party agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender Party; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 4. Continuing Guaranty. This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance only and not of collectibility, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned, that at any time or from time to time no Liabilities are outstanding or any other circumstance) until all Commitments have terminated and all Liabilities have been paid in full.
Section 5. Returned Payments. Each of the undersigned further agrees that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender Party had not been made.
Section 6. Certain Permitted Actions. The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without affecting the obligations of the undersigned hereunder: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (b) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, and (c) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not the Administrative Agent or such Lender Party shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.
Section 7. Delay of Subrogation. Notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of the Administrative Agent or any Lender Party until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Administrative Agent and the Lender Parties shall have received payment of the full amount of all Liabilities.

Section 8. Certain Waivers. Each of the undersigned hereby expressly waives: (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.
Section 9. Additional Liabilities. The creation or existence from time to time of additional Liabilities to the Administrative Agent or any Lender Party or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty.
Section 10. Assignment or Transfer of Liabilities. The Administrative Agent and any Lender Party may from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender Party.
Section 11. General. (a) No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent or any Lender Party except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent (or, if at any time there is no Administrative Agent, the Required Banks or, if required pursuant to Section 14.1 of the Loan Agreement, all Banks). No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Company to the Administrative Agent or any Lender Party arising under or in connection with any Loan Document and all Hedging Obligations to any Lender Party, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.
(b) Pursuant to the Loan Agreement, (i) this Guaranty has been delivered to the Administrative Agent and (ii) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for ratable application to the Liabilities or, if there is no Administrative Agent, to the Lender Parties for their ratable benefit.

(c) This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is a partnership, corporation, limited liability company or other entity, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term “undersigned” as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.
(d) This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
(e) This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Administrative Agent an additional signature page for this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all of the terms of, this Guaranty.
(f) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH UNDER ITS NAME ON THE SIGNATURE PAGES HEREOF (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g) EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
(h) By its acceptance hereof, the Administrative Agent agrees that it will, promptly upon request by the Company (which request shall be accompanied by any documentation the Administrative Agent may reasonably request to confirm that any applicable conditions to the Administrative Agent’s acting upon such request have been satisfied (on which documentation the Administrative Agent may conclusively rely absent written notice to the contrary)), release any of the undersigned from its obligations hereunder if, after giving effect to such release, no Unmatured Event of Default or Event of Default exists or would result therefrom.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

MARATHON ELECTRIC MANUFACTURING CORPORATION
REGAL BELOIT ELECTRIC MOTORS, INC.
HUB CITY, INC.
MARATHON SPECIAL PRODUCTS CORPORATION
REGAL BELOIT FLIGHT SERVICE, INC.
RBC HORIZON, INC.
MORRILL MOTORS, INC.

By:

Name:

Title:

Signature page for the Guaranty dated as of June 16, 2008 issued by various subsidiaries of Regal Beloit Corporation (the “Company”) in favor of Bank of America, N.A., as Administrative Agent, under the Term Loan Agreement dated as of June 16, 2008 with the Company and various other parties, and the Lender Parties referred to in such Guaranty.

The undersigned is executing this signature page for purposes of becoming a party to the Guaranty:

[NAME OF NEW GUARANTOR]

By:

Name:

Title:

Address:

EXHIBIT D
FORM OF
ASSIGNMENT AGREEMENT
This Assignment and Assumption (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Bank under the Loan Agreement and any other document or instrument delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other document or instrument delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above, the “Assigned Interest”). Such sale and assignment is without recourse to and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [identify Bank]]

3.	Borrower:	Regal Beloit Corporation

4.	Agent:	Bank of America, N.A., as the administrative agent

5.	Loan Agreement:	Term Loan Agreement dated as of June 16, 2008 among Regal Beloit Corporation, the Banks parties thereto and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:	$_____ of the Commitment/Loan of the Assignor

[7.	Trade Date:	]
Effective Date:                     , 20_____  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
From and after the date that the Administrative Agent notifies the Assignor that it has received (and, if required, provided its consent with respect to) this executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee shall have the rights and obligations assigned pursuant hereto and, if not already a party to the Loan Agreement, shall become a party to the Loan Agreement and have all rights and obligations of a Bank under the Loan Documents; and (ii) the Assignor shall, to the extent that rights and obligations under the Loan Agreement and under the other Loan Documents have been assigned by it pursuant to this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted:
[BANK OF AMERICA, N.A.], as Administrative Agent

By:	Title:

[Consented to:

REGAL BELOIT CORPORATION

By:

Title:]

ANNEX 1 TO ASSIGNMENT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AGREEMENT
1. Representations and Warranties.
1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance any other Person (including the Borrower or any of its Subsidiaries or Affiliates) of its obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, (ii) it meets all requirements of an Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (v) if it is a “foreign corporation, partnership or trust” within the meaning of the Code, (A) the Assignee will be in compliance with all applicable provisions of Section 13.9 of the Loan Agreement on or prior to the Effective Date and (B) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of Illinois.

EXHIBIT E

FORM OF INCREASE REQUEST
                    , 20___
Bank of America, N.A., as Administrative Agent
under the Loan Agreement referred to below
231 South LaSalle Street
Chicago, Illinois 60697
Attn:
Ladies/Gentlemen:
Please refer to the Term Loan Agreement dated as of June 16, 2008 (the “Loan Agreement”) among Regal Beloit Corporation (the “Company”), various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement.
In accordance with Section 2.6 of the Loan Agreement, the Company requests an Additional Loan of $_____. Such Additional Loan shall be made by [the making of an additional advance by  _____  of $_____] [adding  _____  as a Bank under the Loan Agreement with an Additional Loan of $_____] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Company, the Administrative Agent and the [increasing] [new] Bank.

Very truly yours,

REGAL BELOIT CORPORATION

By:

Name:

Title:

ANNEX I TO EXHIBIT E
[Date]
Bank of America, N.A., as Administrative Agent
231 South LaSalle Street
Chicago, Illinois 60697
Attn:
Ladies/Gentlemen:
Please refer to the letter dated  _____, 20_____  from Regal Beloit Corporation (the “Company”) requesting an Additional Loan of $_____  pursuant to Section 2.6 of the Term Loan Agreement dated as of June 16, 2008 (the “Loan Agreement”) among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement.
The undersigned hereby confirms that it has agreed to make an Additional Loan under the Loan Agreement of $_____ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING BANK]

By:

Title:

Accepted as of
                    ,  _____
BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

ANNEX II TO EXHIBIT E
[Date]
Bank of America, N.A., as Administrative Agent
231 South LaSalle Street
Chicago, Illinois 60697
Attn:
Ladies/Gentlemen:
Please refer to the letter dated  _____, 20_____ from Regal Beloit Corporation (the “Company”) requesting an increase in the Commitment Amount from $_____ to $_____ pursuant to Section 2.6 of the Term Loan Agreement dated as of June 16, 2008 (the “Loan Agreement”) among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Loan Agreement.
The undersigned hereby confirms that it has agreed to become a Bank under the Loan Agreement with an Additional Loan of $_____ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by Administrative Agent or on such other date as may be agreed among the Company, the Administrative Agent and the undersigned.
The undersigned (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Company pursuant to the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Bank under the Loan Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.
The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Bank under the Loan Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Bank under the Loan Agreement.
The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.

The following administrative details apply to the undersigned:
(A) Notice Address:
Legal name:

Address:

Attention:

Telephone:	(_____)

Facsimile:	(_____)

(B)	Payment Instructions:

Account No.:
At:

Reference:

Attention:

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Bank under the Loan Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Loan Agreement as fully and to the same extent as if the undersigned were an original Bank under the Loan Agreement.

Very truly yours,

[NAME OF NEW BANK]

By:

Title:

Accepted and consented to as of
                    , 20_____
BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

EXHIBIT B
CONFIRMATION
June [__], 2011
To the Administrative Agent and the Banks
under and as defined in the Loan
Agreement referred to below
Re: Regal-Beloit Corporation
Ladies and Gentlemen:
Please refer to the First Amendment dated as of the date hereof (the “Amendment”) to the Term Loan Agreement dated as of June 16, 2008 (the “Loan Agreement”) among Regal-Beloit Corporation, various financial institutions and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings given to them in the Loan Agreement.
Each of the undersigned hereby confirms to the Administrative Agent and the Banks that, after giving effect to the Amendment, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused this Confirmation to be executed and delivered by its duly authorized representative as of the date first above written.

REGAL-BELOIT CORPORATION

By:

Name: Chuck A. Hinrichs
Title: Vice President and Chief Financial Officer

HUB CITY, INC.
MARATHON SPECIAL PRODUCTS CORPORATION
REGAL-BELOIT FLIGHT SERVICE, INC.
RBC HORIZON, INC.
MORRILL MOTORS, INC.
RBC MANUFACTURING CORPORATION
JAKEL MOTORS INCORPORATED
RBC POWER ELECTRONICS, INC.
RAMU INC.

By:

Name: Chuck A. Hinrichs
Title: Vice President and Treasurer

UNICO, INC.

By:

Name: Chuck A. Hinrichs
Title: Vice President

MORRILL ELECTRIC, INC.

By:

Name: John M. Perino
Title: Vice President and Treasurer

REGAL BELOIT LOGISTICS, LLC

By:	RBC Manufacturing Corporation, as member of Regal Beloit Logistics, LLC

By:

Name: Chuck A. Hinrichs
Title: Vice President and Treasurer

RBC HOLDING LLC

By:	RBC Foreign Manufacturing B.V., as manager of RBC Holding LLC

By:

Name: John M. Perino
Title: Director